UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PAYCOM SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2018 PROXY STATEMENT

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paycom Software, Inc. (the “Company”) to be held on April 30, 2018 at Gaillardia, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 at 11:00 a.m. local time.

Enclosed are the notice of annual meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2017 Annual Report, which includes our audited financial statements.

Your vote is important. The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you can attend the meeting, please read the enclosed proxy statement carefully, and then vote your shares by internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Chad Richison

President, Chief Executive Officer and

Chairman of the Board of Directors

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(405) 722-6900

Notice of Annual Meeting of Stockholders

April 30, 2018 11:00 a.m. local time	Gaillardia 5300 Gaillardia Boulevard Oklahoma City, Oklahoma 73142

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Paycom Software, Inc., a Delaware corporation (the “Company”), will be held on April 30, 2018 at 11:00 a.m. local time, at Gaillardia, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 for the following purposes:

(1)

to elect two Class II directors, each to serve until the date of the 2021 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

(2)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

(4)	to transact any other business that may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board of Directors recommends that you vote “FOR” each director nominee and “FOR” proposals 2 and 3 at the Annual Meeting.

The Board of Directors has fixed the close of business on Wednesday, March 14, 2018 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting or at any postponement(s) or adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 30, 2018

In addition to delivering paper copies of these proxy materials to you by mail, this notice and the accompanying proxy statement, form of proxy and 2017 Annual Report are available at www.proxypush.com/PAYC.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Annual Meeting” beginning on page 2 of the proxy statement.

By Order of the Board of Directors,

Chad Richison

President, Chief Executive Officer and

Chairman of the Board of Directors

Oklahoma City, Oklahoma

March 28, 2018

i

ii

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

PROXY STATEMENT

for

the Annual Meeting of Stockholders

to be held on April 30, 2018

Unless the context otherwise requires, (i) references to “Paycom,” “we,” “us,” “our” and the “Company” are to Paycom Software, Inc., a Delaware corporation, and its consolidated subsidiaries, and (ii) references to “stockholders” are to the holders of shares of our common stock, par value $0.01 per share, including unvested shares of restricted stock (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors on behalf of Paycom Software, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 30, 2018, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and accompanying form of proxy are dated March 28, 2018 and are expected to be first sent or given to stockholders on or about March 30, 2018.

Our principal executive offices are located at, and our mailing address is, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

Summary of Proposals

Proposal	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Board’s Voting Recommendation
1. Election of two Class II directors	FOR or WITHHOLD as to each director nominee	Plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors	N/A*	No effect	FOR the election of each director nominee
2. Ratification of Grant Thornton LLP	FOR, AGAINST or ABSTAIN	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	Same effect as vote AGAINST	N/A	FOR
3. Advisory approval of the compensation of our named executive officers	FOR, AGAINST or ABSTAIN	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	Same effect as vote AGAINST	No effect	FOR
*

In light of our majority voting policy for directors, a “WITHHELD” vote will have a similar effect as a vote against that director nominee. See “How many votes are required to elect the Class II directors (Proposal 1)?”

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2018 PROXY STATEMENT

About the Annual Meeting

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that we are required to give you under certain regulations of the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters:

(1)

the election of two Class II directors, each to serve until the date of the 2021 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

(2)	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers; and

(4)	such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 14, 2018 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 59,064,445 shares of Common Stock (including shares of restricted stock) were outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the voting procedures set forth below, holders of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Our certificate of incorporation prohibits cumulative voting in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. If a quorum is not present or represented at the Annual Meeting, the chairman of the Annual Meeting or a majority in voting interest of the stockholders present in person or represented by proxy at the Annual Meeting may adjourn the meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

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2018 PROXY STATEMENT

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered the stockholder of record with respect to those shares and we have sent the proxy statement and proxy card directly to you.

If your shares are held in a brokerage account or held by a bank or other nominee, the broker, bank or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares. See “If I hold my shares in “street name,” how do I vote my shares?”

If I am a stockholder of record, how do I vote my shares?

If you are a stockholder of record, you may vote your shares of Common Stock in person at the Annual Meeting or you may vote by proxy.

In person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. We do not require tickets for admission to the Annual Meeting.

Via the Internet. You may vote by proxy via the internet by following the instructions found on the proxy card.

By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

By Mail. You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. The proxy card is simple to complete, with specific instructions on the card.

By completing and submitting the proxy card or by submitting your instructions via the internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Chad Richison and Craig Boelte to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it prior to the Annual Meeting. If you complete the entire proxy card except one or more of the voting instructions, then the designated proxies will vote your shares in accordance with the recommendation of the Board of Directors with respect to each proposal for which you do not provide any voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If I hold my shares in “street name,” how do I vote my shares?

If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you sign but do not fully complete the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. Alternatively, if you hold your shares in “street name” and want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your “street name” shares in person at the Annual Meeting.

How do I vote if I hold my shares through AST Equity Plan Solutions?

If you are an employee who holds shares of Common Stock in an account at AST Equity Plan Solutions, including shares purchased through the Paycom Software, Inc. Employee Stock Purchase Plan (the “ESPP”) or shares of Common Stock awarded under the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) (in either case, “employee shares”), you may cause your employee shares to be voted by (i) accessing the internet website specified on your proxy

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2018 PROXY STATEMENT

card, (ii) calling the toll-free number specified on your proxy card or (iii) signing and returning your proxy card in the postage-paid envelope provided. The transfer agent will then vote your employee shares in accordance with your instructions. Please note that you may receive separate proxy cards for shares purchased through the ESPP and shares awarded under the LTIP. To ensure that all of your employee shares are voted, please complete the voting process (by voting by internet, telephone or mail) with respect to each proxy card that you receive.

You must provide voting instructions for your employee shares by 5:00 p.m., Eastern Time, on April 25, 2018. If your instructions with respect to your employee shares are not received by the tabulating agent by such date, the transfer agent will not vote your employee shares.

Who counts the votes?

All votes will be tabulated by Mediant Communications, Inc., the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your broker, bank or other nominee giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each of the Class II director nominees;

Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

Proposal 3—FOR the advisory approval of the compensation of our named executive officers.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee will be unable to vote your shares on all of the proposals other than the ratification of the appointment of Grant Thornton LLP (Proposal 2). See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

•	Give written notice of revocation, addressed to Matthew Paque, Director of Legal and Compliance, at our address above, which notice must be received before 4:00 p.m. local time on April 27, 2018.

•	Complete and submit a new valid proxy bearing a later date prior to 4:00 p.m. local time on April 27, 2018.

•	Attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

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2018 PROXY STATEMENT

How many votes are required to elect the Class II directors (Proposal 1)?

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of the Class II director nominees (i.e., the two individuals who receive the most votes will be elected as Class II directors).

While directors are elected by a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote) must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release.

If you withhold authority to vote with respect to the election of one or both of the director nominees, your shares will not be voted with respect to such director nominee(s) indicated but your shares will be counted for purposes of determining whether there is a quorum. Under our majority voting policy for directors, a “WITHHELD” vote will have a similar effect as a vote against that director nominee.

A complete statement of our majority voting policy is set forth in our Corporate Governance Guidelines available on our website at investors.paycom.com.

How many votes are required to approve the other proposals (Proposals 2 and 3)?

Approval of each other proposal will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If your shares are represented at the Annual Meeting but you “ABSTAIN” from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular proposal for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote with respect to the approval of the compensation of our named executive officers (Proposal 3) is advisory, which means the result of such vote is non-binding on us, the Board of Directors and the committees of the Board of Directors. Although non-binding, the Board of Directors and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding executive compensation.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. If you hold your shares in “street name” and you do not instruct your broker how to vote your shares, no votes will be cast on your behalf with respect to any proposal other than the ratification of the appointment of Grant Thornton LLP (Proposal 2).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

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2018 PROXY STATEMENT

How are proxies being solicited and what are the costs? Who pays the solicitation costs?

Proxies are being solicited by the Board of Directors on behalf of the Company. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total. Our officers, directors and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be asked to forward solicitation materials to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We plan to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of certain information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents referred to in this proxy statement. If you have any questions or need additional material, please feel free to contact Investor Relations at (855) 603-1620 or investors@paycom.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 30, 2018
In addition to delivering paper copies of these proxy materials to you by mail, the Notice, proxy statement, form of proxy and 2017 Annual Report are available at www.proxypush.com/PAYC.

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2018 PROXY STATEMENT

Proposal 1: Election of Directors

Paycom’s business and affairs are managed under the direction of our Board of Directors, which currently consists of seven directors. Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes, with the members of the classes serving three-year terms that expire in successive years. The terms of office of the current members of our Board of Directors are divided as follows:

•	the term of office for our Class II directors will expire at the Annual Meeting;

•	the term of office for our Class III directors will expire at the annual meeting of stockholders to be held in 2019; and

•	the term of office for our Class I directors will expire at the annual meeting of stockholders to be held in 2020.

Directors hold office until their successors have been elected and qualified or until their earlier death, resignation or removal. The Board of Directors has nominated Robert J. Levenson and Frederick C. Peters II for election as Class II directors (each, a “Director Nominee” and together, the “Director Nominees”), each to serve for a term expiring on the date of the annual meeting of stockholders to be held in 2021 and until his successor has been duly elected and qualified or his earlier death, resignation or removal. Each Director Nominee currently serves on our Board of Directors.

Vote Required

To be elected as a director, each Director Nominee must receive a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (i.e., the two individuals who receive the most votes will be elected as Class II directors). Nonetheless, pursuant to our Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a Majority Withheld Vote is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote) must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release. Should any Director Nominee become unable or unwilling to accept his nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR each Director Nominee.

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Proposal 1: Election of Directors (continued)

Board of Directors Composition and Independence

The following table provides information about each director currently serving on our Board of Directors, including the Director Nominees.

Name	Age	Director Since	Director Class (Expiration of Current Term)	Independent	Committee Memberships
					Audit	Compensation	Nominating and Corporate Governance
Chad Richison	47	1998	Class III (2019)
Jason D. Clark	47	2014	Class III (2019)	X	X	X (chairman)
Henry C. Duques	74	2016	Class III (2019)	X		X
Janet B. Haugen	59	2018	Class I (2020)	X
Robert J. Levenson	76	2007	Class II (2018)	X	X		X (chairman)
Frederick C. Peters II	68	2014	Class II (2018)	X	X (chairman)		X
J.C. Watts, Jr.	60	2016	Class I (2020)	X		X	X

In October 2017, Larry Parman resigned from the Board of Directors. Through a search of professional contacts, the nominating and corporate governance committee identified Janet B. Haugen as a potential director candidate with strong leadership experience, particularly in the technology industry, and extensive knowledge of financial and economic issues. Following a review process and a formal recommendation from the nominating and corporate governance committee, the Board of Directors appointed Janet B. Haugen as a Class I director on February 18, 2018.

Our Board of Directors relies on the criteria set forth in the NYSE Listed Company Manual for purposes of evaluating the independence of directors and, based on such criteria, has affirmatively determined that Ms. Haugen and each of Messrs. Clark, Duques, Levenson, Peters and Watts qualifies as “independent.” In making such determinations, the Board of Directors considered transactions and relationships between each non-employee director and the Company, if any, that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Board of Directors also considered other transactions or relationships that do not rise to the level of requiring disclosure, including the relationship between the Company and an entity affiliated with Mr. Levenson as a result of such entity’s purchase (at a standard rate) and ongoing use of the Company’s human capital management and payroll software. Prior to the annual meeting of stockholders in 2017, the Board of Directors made an affirmative determination that Mr. Parman also qualified as “independent” in accordance with the criteria set forth in the NYSE Listed Company Manual. There are no family relationships between any of our directors or executive officers.

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Proposal 1: Election of Directors (continued)

Director Skills, Experience and Background

The biographies of the Director Nominees are as follows:

ROBERT J. LEVENSON

Robert J. Levenson has served as a member of our Board of Directors since July 2007. Mr. Levenson is a founder and manager of Lenox Capital Group, LLC, a private venture capital investment company formed in 2000 (“Lenox Capital”), which focuses primarily on early stage software technology and service company investments. From 1981 through 1990, Mr. Levenson held several executive management positions with Automatic Data Processing, Inc. (“ADP”), including Group President—Employer Services, member of the Corporate Executive Committee and member of the board of directors. In late 1990, Mr. Levenson was named Chief Operating Officer of Medco Containment Services, Inc. (“Medco”) (which was later acquired by Merck & Co., Inc.), and was elected to Medco’s board of directors. From 1992 until 2003, Mr. Levenson served on the board of directors of First Data Corporation (“FDC”), and from 1993 until his retirement in 2000, he served as Executive Vice President of FDC. Thereafter, he served as a consultant to FDC and certain of its joint venture affiliates until 2006. Mr. Levenson has served on several boards of directors of public and private companies as well as civic and philanthropic organizations, which have previously included: ADP, FDC, Medco, Central Data Systems, Inc., Comnet, Inc., Polyvision, Broadway & Seymour, Superior TeleCom Inc., Vestcom International, Emisphere Technologies, Inc., Ceridian Corp, and Elite Pharmaceuticals, Inc. He graduated from Kent State University with his bachelor’s degree in business administration. Mr. Levenson was selected to serve on our Board of Directors based on his industry expertise and experience as a member of the boards of directors of other companies.

FREDERICK C. PETERS II

Frederick C. Peters II has served as a member of our Board of Directors since March 2014. He currently serves as Chairman and Chief Executive Officer of Bluestone Financial Institutions Fund. Prior to joining Bluestone Financial Institutions Fund, Mr. Peters served as the Chairman, President and Chief Executive Officer of Bryn Mawr Bank Corporation (“BMTC”), a publicly traded company, and its principal subsidiary, The Bryn Mawr Trust Company, and continues to serve on BMTC’s board of directors. BMTC is listed on the Nasdaq Stock Market. Prior to joining BMTC in 2001, Mr. Peters started two community banks: National Bank of the Main Line in 1985 and First Main Line Bank in 1995. Mr. Peters began his banking career at Philadelphia National Bank in 1976 and held lending and executive positions at Hamilton Bank and Industrial Valley Bank prior to starting his first community bank. Mr. Peters has served on numerous non-profit boards including Main Line Health where he served first as chairman of the audit committee and later as chairman of the finance committee. He currently serves as a Trustee of Rosemont College. In addition, Mr. Peters served on the board of directors of the Federal Reserve Bank of Philadelphia from 2009 through 2014. He served as the chairman of the Federal Reserve Bank of Philadelphia’s audit committee from January 1, 2013 through December 31, 2014, while also serving as a member of the Federal Reserve Bank’s Committee of Audit Chairs in Washington, D.C. Mr. Peters graduated from Amherst College with his bachelor’s degree in political science. Mr. Peters was selected to serve on our Board of Directors based on his financial and investment expertise and his experience as a member of the board of directors of a public company.

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Proposal 1: Election of Directors (continued)

The biographies of the directors currently serving as Class I directors are as follows:

JANET B. HAUGEN

Janet B. Haugen has served as a member of our Board of Directors since February 2018. Ms. Haugen was the senior vice president and chief financial officer of Unisys Corporation (“Unisys”), a global information technology company, from 2000 to 2016. She also held positions as vice president, controller and acting chief financial officer of Unisys between 1996 and 2000. Prior to joining Unisys, she was an audit partner at Ernst & Young. Ms. Haugen served as a member of the board of directors and chair of the audit committee of SunGard Data Systems Inc. from 2002 to 2005. She earned her bachelor’s degree in economics from Rutgers University. Ms. Haugen was selected to serve on the Board based on her public company leadership experience, particularly in the technology industry, and extensive knowledge of financial and economic issues.

J.C. WATTS, JR.

J.C. Watts, Jr. has served as a member of our Board of Directors since November 2016. Mr. Watts is the president and chief executive officer of Watts Partners, a boutique corporate and government affairs consulting firm he co-founded in 2003. Mr. Watts has served on the board of directors of Dillard’s, Inc. (“Dillard’s”) since August 2009, and previously served on the Dillard’s board of directors and as a member of its audit committee from 2003 to 2008. Mr. Watts also served on the boards of directors of CSX Corporation from March 2011 to May 2014 and ITC Holdings Corp. from August 2011 to February 2014. Mr. Watts was elected to the United States House of Representatives in 1994 and served from January 1995 to January 2003. During his time in Congress, Mr. Watts was chairman of the Republican Conference from January 1999 to January 2003, and also served on the United States House Committees on Armed Services, Financial Services, and Transportation and Infrastructure. Mr. Watts earned his bachelor’s degree in journalism and public relations from the University of Oklahoma in 1981. Mr. Watts was selected to serve on our Board of Directors due to his senior leadership experience in business and as a public servant, his experience serving on other public company boards and his understanding of regulatory issues.

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2018 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

The biographies of the directors currently serving as Class III directors are as follows:

JASON D. CLARK

Jason D. Clark has served as a member of our Board of Directors since August 2014. Mr. Clark has served as President and Chief Executive Officer of CompSource Mutual Insurance Company since March 2009. Mr. Clark is a member of the board of directors of the Oklahoma State Chamber of Commerce, a Vice President of the American Association of State Compensation Insurance Funds (AASCIF) and has previously served in leadership positions for multiple industry and trade associations. Mr. Clark has over 25 years of experience in the insurance industry specializing in workers’ compensation insurance. Mr. Clark earned his bachelor’s degree in business administration from the University of Central Oklahoma. Mr. Clark was selected to serve on our Board of Directors based on his business experience.

HENRY C. DUQUES

Henry C. Duques has served as a member of our Board of Directors since November 2016. Mr. Duques was the chairman and chief executive officer of First Data Corporation, an electronic commerce and payment services company, from 1992 to 2002 and again from 2005 to 2007. Prior to joining First Data Corporation, he served as president and chief executive officer of the Database Services Group of American Express Travel Related Services Company, Inc., the predecessor of First Data Corporation, from 1987 to 1992. Mr. Duques was with Automatic Data Processing, Inc. from 1973 to 1987, where he served as Group President Financial Services and as a member of the board of directors from 1984 to 1987. Mr. Duques also served on the boards of directors of Unisys Corporation from 1998 to 2014, including as the non-executive chairman from 2006 to 2008, SunGard Corp. from 2003 to 2005 and CheckFree Corporation from 2000 to 2004. Mr. Duques earned his bachelor’s degree in business administration from The George Washington University in 1965 and an M.B.A from The George Washington University in 1969, and served on board of trustees of The George Washington University from 1998 to 2008. Mr. Duques was selected to serve on our Board of Directors based on his decades of experience in business operations and management, strategy and public company governance.

CHAD RICHISON

Chad Richison has served as President and Chief Executive Officer since he founded Paycom in 1998. He has also served as a member of our Board of Directors since 1998 and was appointed Chairman of the Board of Directors in August 2016. Mr. Richison began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. He received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma. Mr. Richison was selected to serve on our Board of Directors based on the leadership skills, strategic guidance and experience he brings as our President and Chief Executive Officer and operational expertise from his prior experience in the industry.

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2018 PROXY STATEMENT

Corporate Governance

Board Leadership Structure

The Chief Executive Officer and Chairman of the Board of Directors are both appointed by the Board of Directors. Our Corporate Governance Guidelines provide that both independent and management directors, including the Chief Executive Officer, are eligible for appointment as Chairman of the Board of Directors. We believe it is important that the Board of Directors retain flexibility to determine whether these roles should be separate or combined based upon all relevant facts and circumstances at a given point in time. Currently, Mr. Richison serves as both Chief Executive Officer and Chairman. At this time, the Board of Directors believes that combining the Chief Executive Officer and Chairman roles promotes decisive leadership, fosters clear accountability and enhances our ability to communicate our strategy clearly and consistently to our stockholders, employees and clients.

Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the non-management directors are required to appoint a lead independent director to represent and coordinate the activities of the non-management and independent directors and to help ensure the independence of the Board of Directors from the Chief Executive Officer and Chairman. Accordingly, Mr. Peters currently serves as lead independent director. In his role as lead independent director, Mr. Peters’s responsibilities are to (i) preside over regularly scheduled executive sessions of non-management and independent directors, (ii) facilitate communication among the non-management and independent directors, (iii) act as a liaison between the non-management and independent directors and the Chief Executive Officer and (iv) perform such other roles and responsibilities as may be assigned to him by the Board of Directors.

A copy of the Corporate Governance Guidelines is available on our website at investors.paycom.com.

Board of Directors Meetings

During the fiscal year ended December 31, 2017, the Board of Directors held five meetings and acted by written consent on two occasions. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors for the period for which such director served on the Board of Directors or committee(s), if applicable, during 2017. Each member of the Board of Directors attended the annual meeting of stockholders in 2017 (other than Ms. Haugen, who was appointed to the Board of Directors after the 2017 annual meeting of stockholders). The Board of Directors does not have a policy requiring director attendance at annual meetings of stockholders.

Committees

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or death or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. In that regard, our audit committee assists board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function and independent auditors. Among other matters, the audit committee is responsible for (a) the appointment, compensation, retention, oversight and pre-approval of our independent auditors, including oversight of firm and partner rotation, (b) evaluating the qualifications, performance and independence of our independent auditors, (c) reviewing our annual and interim financial statements, (d) discussing press releases, financial information and earnings guidance provided to analysts and rating agencies, (e) discussing policies with respect to risk assessment and risk management, (f) reviewing and ensuring the adequacy of our internal control systems, (g) reviewing and approving related party transactions and (h) annually reviewing the audit committee charter and the committee’s performance.

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2018 PROXY STATEMENT

Corporate Governance (continued)

The current members of our audit committee are Messrs. Clark, Levenson, and Peters, with Mr. Peters serving as chairman of the committee. Our Board of Directors has affirmatively determined that each of Messrs. Clark, Levenson and Peters (i) is independent for purposes of serving on the audit committee under applicable SEC rules and regulations and the NYSE Listed Company Manual and (ii) meets the requirements for financial literacy under the NYSE Listed Company Manual and applicable SEC rules and regulations. Our Board of Directors has designated Mr. Peters as an “audit committee financial expert” as defined under the applicable SEC rules and determined that he has accounting or related financial management expertise as required under the NYSE Listed Company Manual. The audit committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the audit committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2017, the audit committee held six meetings and acted by written consent on one occasion.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other matters, identifying, evaluating and recommending candidates for membership on our Board of Directors, including nominees recommended by stockholders, reviewing and recommending the composition of our committees, overseeing our Code of Business Conduct and Ethics and Corporate Governance Guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter, the performance of the Board of Directors and management, and its own performance.

The current members of the nominating and corporate governance committee are Messrs. Levenson, Peters and Watts, with Mr. Levenson serving as chairman of the committee. From August 2016 to February 2017, the nominating and corporate governance committee consisted of Messrs. Clark, Levenson and Peters. In February 2017, based on the recommendation of the nominating and corporate governance committee, the Board of Directors removed Mr. Clark from the nominating and corporate governance committee and appointed Mr. Watts to fill the resulting vacancy. Mr. Clark was removed from the nominating and corporate governance committee solely for the purpose of creating a vacancy to allow for the appointment of Mr. Watts.

Our Board of Directors has affirmatively determined that each of Messrs. Levenson, Peters and Watts is independent for purposes of serving on the nominating and corporate governance committee under applicable SEC rules and regulations and the NYSE Listed Company Manual. The nominating and corporate governance committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the nominating and corporate governance committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2017, the nominating and corporate governance committee held eight meetings and acted by written consent on one occasion.

Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our executive officers. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, approves, or recommends that our Board of Directors approve, all equity-related awards to our executive officers, approves and administers incentive-based compensation plans and equity-based compensation plans and reviews and makes recommendations with respect to the annual Compensation Discussion and Analysis. The compensation committee also annually reviews the compensation committee charter and the committee’s performance.

The current members of our compensation committee are Messrs. Clark, Duques and Watts, with Mr. Clark serving as chairman of the committee. From August 2016 to February 2017, the compensation committee consisted of Messrs. Clark, Parman and Peters. In February 2017, based on the recommendation of the nominating and corporate governance committee, the Board of Directors removed Mr. Peters from the compensation committee and appointed Mr. Duques to fill the resulting vacancy. Mr. Peters was removed from the compensation committee solely for the purpose of creating a vacancy to allow for the appointment of Mr. Duques. Mr. Watts was appointed to serve on the compensation committee in December 2017 to fill the vacancy created upon Mr. Parman’s resignation in October 2017.

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2018 PROXY STATEMENT

Corporate Governance (continued)

Our Board of Directors has affirmatively determined that each of Messrs. Clark, Duques and Watts (i) is independent for purposes of serving on the compensation committee under applicable SEC rules and regulations and the NYSE Listed Company Manual, (ii) qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The compensation committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the compensation committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2017, the compensation committee held seven meetings and acted by written consent on four occasions.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, each of Messrs. Clark, Duques, Parman, Peters and Watts served on the compensation committee. Mr. Clark has served on the compensation committee since August 2016, Mr. Duques has served on the compensation committee since February 2017, Mr. Parman served on the compensation committee from August 2016 to October 2017, Mr. Peters served on the compensation committee from August 2015 to February 2017 and Mr. Watts has served on the compensation committee since December 2017. None of the persons who served on the compensation committee during 2017 is or has been an officer or employee of Paycom and none had any relationship with Paycom or any of its subsidiaries during 2017 that would be required to be disclosed as a transaction with a related person. None of our executive officers currently serves or has in the last completed fiscal year served on the board of directors or compensation or similar committee of another company at any time during which an executive officer of such other company served on our Board of Directors or compensation committee.

Risk Oversight

Our Board of Directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management. Our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management strategy, and our senior management is responsible for assessing, implementing and managing our risk management processes on a day-to-day basis.

The Board of Directors has delegated primary responsibility for overseeing enterprise risk management to the audit committee, and the audit committee receives appropriate assistance from key members of management, including the Company’s Chief Financial Officer. Members of management report regularly to the audit committee. The audit committee periodically discusses with management our policies with respect to risk assessment and risk management as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our compensation committee oversees risk related to compensation policies. Both our audit and compensation committees report to the full Board of Directors with respect to these matters, among others.

Director Qualifications

Our nominating and corporate governance committee is responsible for, among other things, assisting our Board of Directors in identifying qualified director nominees and recommending nominees to stand for election at each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board with a wide range of relevant experience, skills and perspectives. In October 2016, the nominating and corporate governance committee approved and adopted a set of criteria and standards for assessing the necessary skills and characteristics of director candidates (the “Director Qualification Standards”). In accordance with the Director Qualification Standards, the nominating and corporate governance committee will select director candidates on the basis of recognized achievements, knowledge, experience and other factors as deemed appropriate, including but not limited to a candidate’s (i) ability to bring sound and informed business judgment to the deliberations of the Board of Directors, (ii) character, integrity and loyalty to the Company, (iii) independence, (iv) ability to bring diverse points of view to bear on discussions, (v) financial knowledge and experience and (vi) understanding of marketing, technology, law, the impact of government regulations or other specific areas or disciplines. In connection with the approval and adoption of the Director Qualification Standards, the nominating and corporate governance committee expressly reserved the right to deviate from and/or modify the Director Qualification Standards from time to time in its reasonable discretion.

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Corporate Governance (continued)

While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee endeavors to consider candidates who represent a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and professional experiences that enhance the quality of the deliberations and decisions of the Board of Directors, in the context of the perceived needs of the structure of the Board of Directors at that point in time. The Board of Directors and the nominating and corporate governance committee aim to identify a diverse group of candidates and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board of Directors.

Director Nomination Procedures

With respect to incumbent members of the Board of Directors, the nominating and corporate governance committee will annually evaluate the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria described above in determining whether to recommend such directors for re-election.

Director candidates may come to the attention of the nominating and corporate governance committee from current directors, stockholders, officers or other sources. The nominating and corporate governance committee reviews all candidates in the same manner regardless of the source of the recommendation. In March 2016, the nominating and corporate governance committee adopted a formal policy regarding stockholder nominees. The nominating and corporate governance committee will consider recommendations for the nomination of directors submitted by stockholders entitled to vote generally in the election of directors. The nominating and corporate governance committee has not established a minimum number of shares of Common Stock that a stockholder must own in order to recommend a director candidate for consideration, or a minimum length of time during which the stockholder must own its shares of Common Stock, but the nominating and corporate governance committee will take into account the size and duration of a recommending stockholder’s ownership interest in Paycom. The nominating and corporate governance committee will also consider the extent to which the stockholder making the recommendation intends to maintain its ownership interest in Paycom. The nominating and corporate governance committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the nominating and corporate governance committee for Board of Directors candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. The nominating and corporate governance committee will only consider recommendations submitted in compliance with our amended and restated bylaws (as the same may be amended from time to time) and any procedural requirements adopted by the nominating and corporate governance committee and disclosed in this proxy statement.

Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board of Directors, a committee of the Board of Directors, the non-management/independent directors, the lead independent director or other individual director may do so by writing to such director or group of directors at: Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, OK 73142, Attn: Legal Department.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Legal Department that it is a communication for the Board of Directors. Upon receiving such a communication, the Legal Department will promptly forward the communication to the relevant individual or group to which it is addressed. The Board of Directors has requested that certain items that are unrelated to the its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

The Legal Department will not forward any communication determined in its good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Legal Department will maintain a list of each communication that was not forwarded because it was determined to be frivolous. Such list is delivered to the Board of the Directors at its quarterly meetings. In addition, each communication subject to this policy that was not forwarded because it was determined by the Legal Department to be frivolous is retained in our files and made available at the request of any member of the Board of Directors to whom such communication was addressed.

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2018 PROXY STATEMENT

Corporate Governance (continued)

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at investors.paycom.com. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The information contained on, or accessible from, our website is not part of this proxy statement by reference or otherwise. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Director Compensation

Director Compensation in 2017

In 2017, the compensation package for non-employee directors consisted of (i) annual compensation for service as a director and as a member or chairperson of any committee(s), payable in cash in four quarterly installments (the “Director Cash Compensation”), and (ii) an award under the LTIP of restricted stock with an aggregate fair market value equal to $100,000 (based on the closing price of the Common Stock on the date of grant) (the “Director Equity Compensation”). In the event that a new non-employee director is appointed to the Board of Directors other than at an annual meeting of stockholders (a “Mid-Term Director”), such Mid-Term Director will be entitled to receive (i) the Director Cash Compensation beginning on the first quarterly payment date following his or her appointment and (ii) a partial award of the Director Equity Compensation on the date of his or her appointment, with the aggregate fair market value of such award to be determined based on the timing of such Mid-Term Director’s appointment in relation to the quarterly payment dates for the Director Cash Compensation. All directors are entitled to reimbursement for their reasonable out-of-pocket expenditures incurred in connection with their service. In addition, to further align their interests with the long-term interests of stockholders and to promote the Company’s commitment to sound corporate governance, the Board of Directors established minimum stock ownership guidelines for the directors and executive officers in 2017.

The Director Cash Compensation amounts for 2017 are set forth in the table below.

Recipient(s)	Annual Cash Compensation ($)
Non-employee directors	75,000
Lead independent director(1)	20,000
Audit committee chairperson	10,000
Audit committee members (excluding chairperson)	7,500
Compensation committee chairperson	5,000
Compensation committee members (excluding chairperson)	4,000
Nominating and corporate governance committee chairperson	5,000
Nominating and corporate governance committee members (excluding chairperson)	4,000
(1)

In October 2017, based on a recommendation from the compensation committee, the Board of Directors approved annual compensation for the lead independent director in the amount of $20,000, payable in quarterly installments beginning in the fourth quarter of 2017. Prior to such time, the lead independent director did not receive any additional compensation for his service in such position.

With respect to Director Equity Compensation, the shares of restricted stock were granted on the date of the annual meeting of stockholders and are scheduled to cliff-vest on the seventh (7th) day following the first (1st) anniversary of the annual meeting, provided that the non-employee director is providing services to the Company through the applicable vesting date.

The following table provides information regarding compensation paid to each non-employee director during 2017. Because Mr. Richison serves as our President and Chief Executive Officer, he did not receive additional compensation for

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2018 PROXY STATEMENT

Corporate Governance (continued)

his service as a director in 2017 (including for his service as Chairman of the Board of Directors). See “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2017, 2016, and 2015” for additional information regarding the compensation paid to Mr. Richison during 2017. None of our executive officers had a role in determining or recommending the amount or form of compensation paid to members of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Total ($)
Current Non-Employee Directors
Jason D. Clark	88,500(2)	99,950		188,450
Henry C. Duques	78,000(3)	99,950		177,950
Janet Haugen(4)	—	—		—
Robert J. Levenson	87,500(5)	99,950		187,450
Frederick C. Peters II	95,000(6)	99,950		194,950
J.C. Watts, Jr.	78,000(7)	99,950		177,950
Former Non-Employee Director
Larry Parman	79,000(8)	99,950	(9)	178,950
(1)

Amounts shown represent the aggregate grant date fair value of Director Equity Compensation, computed in accordance with ASC 718, with the exception that the amounts shown assume no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 10, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”) filed with the SEC on February 14, 2018. For purposes of the Director Equity Compensation, we did not issue any fractional shares and, as a result, the aggregate grant date fair value of each director’s award is slightly less than $100,000.

(2)

Represents the aggregate Director Cash Compensation paid to Mr. Clark for his service as (a) a director, member of the audit committee and chairman of the compensation committee for the entire 2017 fiscal year and (b) a member of the nominating and corporate governance committee from January to February 2017.

(3)

Represents the aggregate Director Cash Compensation paid to Mr. Duques for his service as (a) a director for the entire 2017 fiscal year and (b) a member of the compensation committee from February 2017 through the end of the year.

(4)	Ms. Haugen was appointed to the Board of Directors in February 2018 and, as such, did not receive any compensation in 2017.
(5)

Represents the aggregate Director Cash Compensation paid to Mr. Levenson for his service as a director, member of the audit committee and chairman of the nominating and corporate governance committee for the entire 2017 fiscal year.

(6)

Represents the aggregate Director Cash Compensation paid to Mr. Peters for his service as (a) a director, lead independent director, chairman of the audit committee and member of the nominating and corporate governance committee for the entire 2017 fiscal year and (b) a member of the compensation committee from January to February 2017.

(7)

Represents the aggregate Director Cash Compensation paid to Mr. Watts for his service as (a) a director for the entire 2017 fiscal year and (b) a member of the nominating and corporate governance committee from February 2017 through the end of the year.

(8)

Represents the aggregate Director Cash Compensation paid to Mr. Parman for his service as a director and member of the compensation committee, in each case from the beginning of the 2017 fiscal year until his resignation in October 2017.

(9)

In accordance with the terms of the restricted stock award agreement governing Mr. Parman’s Director Equity Compensation, the shares of restricted stock were forfeited on October 12, 2017 as a result of Mr. Parman’s resignation from our Board of Directors.

Director Compensation for 2018

In February 2018, the compensation committee asked our compensation consultant, Compensia, Inc. (“Compensia”), to evaluate the competitiveness of our existing compensation program for non-employee directors. Specifically, Compensia prepared an analysis of our non-employee director compensation program in comparison to the director compensation programs of the peer group companies selected by the compensation committee in January 2018. Compensia determined that, although the structure of our non-employee director compensation program was consistent with the practices of a majority of the companies in our peer group, our average total compensation per director was within the lowest 25th percentile.

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2018 PROXY STATEMENT

Corporate Governance (continued)

Following its review of the comparative analysis prepared by Compensia, in March 2018, the compensation committee recommended that the Board of Directors approve an increase to the Director Equity Compensation, such that each director will be entitled to receive an award under the LTIP of restricted stock with an aggregate fair market value equal to $187,500 (based on the closing price of the Common Stock on the date of grant), which shares shall cliff-vest on the seventh (7th) day following the first (1st) anniversary of the date of such grant.

A Mid-Term Director will be entitled to receive (i) the Director Cash Compensation beginning on the first quarterly payment date following his or her appointment and (ii) a partial award of the Director Equity Compensation on the date of his or her appointment, with the aggregate fair market value of such award to be determined based on the timing of such Mid-Term Director’s appointment in relation to the quarterly payment dates for the Director Cash Compensation.

The Director Cash Compensation amounts for 2018 are set forth in the table below.

Recipient(s)	Annual Cash Compensation ($)
Non-employee directors	75,000
Chairman of the board (if non-employee)	25,000
Lead independent director	20,000
Audit committee chairperson	10,000
Audit committee members (excluding chairperson)	7,500
Compensation committee chairperson	5,000
Compensation committee members (excluding chairperson)	4,000
Nominating and corporate governance committee chairperson	5,000
Nominating and corporate governance committee members (excluding chairperson)	4,000

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2018 PROXY STATEMENT

Audit Committee Matters

Audit Committee Report

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2017, which includes our consolidated balance sheets as of December 31, 2017 and December 31, 2016, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

Review and Discussions with Management

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

Pursuant to the terms of the audit committee’s charter, the audit committee meets at least once per fiscal quarter or more frequently as it may determine necessary. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The audit committee has also received written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP their independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Grant Thornton LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

AUDIT COMMITTEE

Jason D. Clark
Robert J. Levenson
Frederick C. Peters II

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Grant Thornton LLP for audit services for fiscal 2016 and 2017 as well as for audit-related, tax and other services rendered during the applicable periods (in thousands).

Name	2017	2016
Audit Fees(1)	$761	$653
Audit-Related Fees(2)	—	—
Tax Fees(3)	69	135
All Other Fees(4)	—	—
Total Fees	$830	$788

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the

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2018 PROXY STATEMENT

Audit Committee Matters (continued)

independent auditor in connection with statutory and regulatory filings or engagements, including consultations concerning financial reporting in connection with issuances of auditor consents and comfort letters with respect to registration statements filed with the SEC and related securities offerings.

(2)	Grant Thornton LLP did not provide any assurance or related services during the relevant periods that are not otherwise disclosed as audit fees.
(3)

Tax fees consist of fees billed for professional services rendered for tax compliance (including the preparation, review and filing of tax returns), tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(4)	Grant Thornton LLP did not provide any “other services” during the relevant periods.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated authority to its chairman, Mr. Peters, to pre-approve any audit or non-audit services to be provided by Grant Thornton LLP, provided that (i) the fees for such services do not exceed $250,000 in the aggregate, (ii) any matters approved by the chairman under such delegated authority must be presented to the full audit committee at its next scheduled meeting and (iii) such services must be allowed to be provided by our independent registered public accounting firm under the Sarbanes-Oxley Act of 2002 and SEC rules relating to auditor independence. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

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2018 PROXY STATEMENT

Proposal 2: Ratification of the Appointment of

Our Independent Registered Public Accounting Firm

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018. The audit committee and the Board of Directors recommend that you ratify this appointment.

Arrangements have been made for a representative of Grant Thornton LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and he or she will be available to respond to appropriate stockholder questions.

Vote Required

The approval of Proposal 2 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31,

2018.

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Management

CHAD RICHISON

Chad Richison, 47, has served as President and Chief Executive Officer since he founded Paycom in 1998. He has also served as a member of our Board of Directors since 1998 and was appointed Chairman of the Board of Directors in August 2016. Mr. Richison began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. He received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma. Mr. Richison was selected to serve on our Board of Directors based on the leadership skills, strategic guidance and experience he brings as our President and Chief Executive Officer and operational expertise from his prior experience in the industry.

CRAIG E. BOELTE

Craig E. Boelte, 54, has served as our Chief Financial Officer, Treasurer and Corporate Secretary since February 2006. Before joining us, Mr. Boelte owned an accounting practice that served Paycom. Prior to that, Mr. Boelte spent nine years at Deloitte & Touche where he served as Senior Tax Manager. Mr. Boelte has over 30 years of experience in the workforce management and HR industry. Mr. Boelte is a member of the Oklahoma Society of CPAs and the American Institute of CPAs. Mr. Boelte received his bachelor’s degree in business administration and master’s degree in accounting from Oklahoma State University.

JEFFREY D. YORK

Jeffrey D. York, 50, has served as our Chief Sales Officer since 2007. Mr. York opened our Dallas location in 2002 prior to joining our corporate executive team. Before joining Paycom, Mr. York was employed by ADP from 1990 to 2002 where he held a variety of sales management positions including Vice President of Sales for the Major Accounts Division. Mr. York earned his M.B.A. from Baylor University and his bachelor’s degree in business administration from Texas Tech University.

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Management (continued)

STACEY PEZOLD

Stacey Pezold, 38, has served as our Chief Learning Officer since March 2017. Mrs. Pezold previously served as our Chief Operating Officer from March 2015 to March 2017 and as our Executive Vice President of Operations from September 2012 to March 2015. She held various other positions since joining us in 2005, including Executive Vice President, Director of Corporate Training and Regional Manager. Mrs. Pezold has over 13 years of leadership and training experience. Mrs. Pezold earned her bachelor’s degree in journalism and broadcasting from Oklahoma State University.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the following persons:

Chad Richison, President and Chief Executive Officer
Craig E. Boelte, Chief Financial Officer
Jeffrey D. York, Chief Sales Officer
Stacey Pezold, Chief Learning Officer
William X. Kerber III, Former Chief Information Officer(1)
(1)	Mr. Kerber resigned from his position as Chief Information Officer of the Company on October 9, 2017.

In this Compensation Discussion and Analysis and the accompanying compensation tables, we refer to the executive officers listed above as our named executive officers (“NEOs”). The compensation provided to our NEOs for the years ended December 31, 2017, 2016 and 2015 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narrative discussions relating to those tables. This Compensation Discussion and Analysis also provides an overview of the elements and philosophy of our executive compensation program as well as how and why the compensation committee and our Board of Directors make specific compensation decisions and policies with respect to the NEOs.

Executive Summary

2017 Financial and Business Highlights

We are committed to achieving long-term, sustainable growth and increasing stockholder value. As evidenced by our strong financial results, our momentum and success continued in 2017. As we approach the fourth anniversary of our IPO and reflect on all that we have accomplished in just four years, we recognize that our talented and experienced management team is critical to our ability to maintain our momentum and to continue to pursue our strategic objectives. Accordingly, we believe it is important to consider our executive compensation decisions in the context of our financial and operational performance during 2017.

We were also encouraged by the results of the stockholder advisory vote on the compensation of our NEOs held at our 2017 annual meeting. Over 90% of the shares present in person or represented by proxy and entitled to vote on the proposal were voted in favor of our “say-on-pay” resolution at the 2017 annual meeting. We interpreted this strong level of support as affirmation of the structure of our executive compensation program and our approach to making compensation decisions. As a result, we did not make substantive changes to the program design following the 2017 annual meeting, other than to add a time-based component to our NEOs’ LTIP awards.

24

2017 financial highlights revenue 31.6% growth year-over-year earnings $1.13 earnings per diluted share (representing 5z7% growth year-to-year) stock price 435.5% increase from the date of our IPO (as of December 37. 2077) 2017 business highlights expanding our three new sales offices expanding our client base 2,700 new clients600 new clients (based on parent company grouping)

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Compensation Discussion and Analysis (continued)

Objectives and Components of Compensation

Our compensation committee has determined what it believes to be the appropriate level and mix of the various compensation components for our NEOs. The specific objectives of our executive compensation program are to:

•	reward the achievement of our strategic objectives, including financial growth;

•	drive the continued development of our successful and profitable business;

•	motivate, reward and retain highly qualified executives who are important to our success;

•	recognize strong performers by offering cash performance-based incentive compensation and equity awards that reward contributions to our overall success; and

•	align the interests of our NEOs with those of our stockholders and, in doing so, create value for our stockholders.

The table below summarizes how the various components of our executive compensation program are designed to achieve these objectives.

Compensation Component	Objectives
Base salary	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Performance-based cash bonuses	To emphasize pay-for-performance and to reward NEOs for the achievement of specified performance criteria
Equity incentive awards	To incentivize and reward NEOs for long-term retention and corporate performance based on our enterprise value and, consequently, to align their interests with those of our stockholders
Retirement benefits	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Perquisites and personal benefits	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities

Compensation Philosophy

As we pursue our strategic objectives, we must continuously develop and refine our solution to stay ahead of our clients’ needs and challenges, which requires a talented and experienced management team. Our compensation committee, with input from management and our compensation consultant, has developed an executive compensation program that we believe is designed to (i) motivate, reward and retain our leaders, (ii) support our strategic objectives, including long-term, sustainable growth and increasing stockholder value, and (iii) encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.

Compensation Review and Determination

Overview

In determining the compensation for each NEO, the compensation committee considered the following factors:

•	our performance in the previous year, based on financial and non-financial metrics;

•	our growth from the previous year, based on both financial and non-financial metrics;

•	retention considerations;

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Compensation Discussion and Analysis (continued)

•	our outlook and operating plan for the upcoming year;

•	the compensation analysis provided by Compensia;

•	the NEO’s role, responsibilities, and skills;

•	the NEO’s compensation for the previous year;

•	relevant terms of the NEO’s employment agreement, if any;

•	an evaluation of the NEO’s individual performance (see “—Role of Executive Officers”);

•	the proposed compensation packages for the other NEOs (internal pay equity);

•	the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the NEOs and the other participants;

•	overall equity dilution and burn rates as well as equity overhang levels;

•	the value of, and expense associated with, proposed and previously awarded equity grants, including the continuing retentive value of past awards; and

•	compensation trends and competitive factors in the market for talent in which we compete.

Role of Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our NEOs. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other NEOs, evaluates the performance of these officers in light of those goals and objectives, and approves, or recommends that our Board of Directors approve, all equity awards to our NEOs.

Role of Compensation Consultant

The compensation committee has engaged Compensia to provide input, analysis, and advice about our compensation programs for executives and non-employee directors, including compensation philosophy and design, peer group data, competitive positioning and equity compensation practices. The compensation committee selected Compensia to provide these services based on, among other things Compensia’s reputation and substantial insight and experience with executive compensation programs in our industry. Compensia reports directly to the compensation committee and did not perform work for Paycom in 2017 except under its engagement by the compensation committee. After reviewing and considering the factors set out by the applicable rules and regulations of the SEC and NYSE regarding the independence of compensation advisors, the compensation committee determined that Compensia is independent and its work in 2017 did not raise any conflicts of interest.

Role of Executive Officers

On an annual basis, we evaluate each NEO’s performance for the prior year. Our Chief Executive Officer, Mr. Richison, prepares an evaluation of each NEO other than himself, with input from others within the Company. The evaluation focuses on the achievement of stated corporate and individual goals and performance criteria and the amount of contributions made to Paycom. This process leads to a recommendation from the Chief Executive Officer to the compensation committee with respect to the cash compensation of each NEO (other than himself) as well as whether or not equity incentive awards should be granted. The compensation committee determines the Chief Executive Officer’s cash compensation (without his input), as well as whether or not equity incentive awards should be granted to him.

Compensation Mix

The charts below provide the compensation mix for our NEOs in 2017. As shown in these charts, we emphasize performance-based, at-risk compensation. In 2017, approximately 62% of our Chief Executive Officer’s total compensation was tied to performance, including approximately 51% that was delivered in the form of restricted stock that was designed to vest upon our “total enterprise value” reaching certain predetermined thresholds, which we refer to as “market-based”

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Compensation Discussion and Analysis (continued)

vesting conditions. For information regarding the determination of “total enterprise value,” see “—Long-Term Incentive Compensation—Restricted Stock Awards.” On average, approximately 60% of the total compensation for each of our other NEOs was tied to performance in 2017, including an average of approximately 47% that was delivered in the form of restricted stock that is subject to market-based vesting conditions. In addition, beginning with the grant of restricted stock made to our NEOs in April 2017, approximately 27% of the total compensation for our Chief Executive Officer and approximately 25% of the total compensation for each of our other NEOs was delivered in the form of restricted stock that is subject to time-based vesting conditions. We anticipate continuing to provide a combination of performance-based and time-based restrictive stock awards to our NEOs. The overall design of our compensation program is intended to support a strong pay-for-performance culture and encourage longevity, sustained performance and retention of our NEOs, resulting in a dynamic compensation mix that aims to ensure alignment between the interests of our NEOs and the interests of our stockholders.

We do not have a pre-established policy or target for the allocation between cash and non-cash compensation nor for the allocation between short-term and long-term incentive compensation for our NEOs. Rather, the compensation committee relies on each committee member’s knowledge and experience, as well as information provided by management and Compensia, to determine the appropriate level and mix of compensation. Ultimately, our objective is to provide our NEOs with reasonable, competitive base salaries and the opportunity to earn additional compensation through short-term and long-term performance-based incentives, which are designed to produce a targeted level of performance.

Our NEOs receive cash compensation in the form of base salary and bonuses, with bonuses representing a short-term incentive component of our NEO compensation packages. Beginning with the 2015 fiscal year, we have determined and paid bonuses for all but one of our NEOs pursuant to the Paycom Software, Inc. Annual Incentive Plan (the “Annual Incentive Plan”). See “—Cash Compensation—Annual Incentive Plan.”

Equity awards serve as an important motivational and retentive component of an NEO’s overall compensation package. Each NEO holds a significant amount of restricted stock with time-based vesting conditions. These shares were issued to replace equity awards that were cancelled in connection with a pre-IPO corporate reorganization. From our IPO until April 2017, all equity awards to NEOs were subject to market-based vesting conditions only. In April 2017, 30% of the equity awards made to our NEOs included restricted stock with a two-year time-based vesting period.

Due to the market-based vesting conditions for a majority of our equity awards and performance criteria for Annual Incentive Plan or other bonuses, a significant portion of our NEOs’ compensation is linked to our financial and operational performance as well as our enterprise value. We believe this structure challenges our executives to increase stockholder value and compensates them in accordance with the extent that the specified results are achieved. In addition, we believe

27

compensation mix chief executive officer base salary performance-based equity incentives (uip) time-based equity incentives (UIP) performance-based cash incentives (annual incentive plan) other compensation total compensation at risk 62% compensation mix other neos (average) base salary performance-based equity incentives (UIP) time-based equity incentives (uip) performance-based cash incentives (annual incentive plan) other compensation total compensation at risk 62%

2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

that the time-based vesting conditions for a portion of our equity awards gives our NEOs an incentive to deliver stockholder value over the long-term and creates an additional immediate alignment with stockholder interests.

Timing

On an annual basis, our compensation committee reviews and evaluates each NEO’s base salary, with input from our Chief Executive Officer (except with respect to his own compensation). Based on historical practices and our performance review cycle for all employees, salary increases, if any, are typically effective as of July 1st of a given year.

With respect to cash bonuses, the Annual Incentive Plan requires that the compensation committee set performance goals within the first ninety (90) days of a performance period. Following the end of a performance period and our receipt of the independent auditor’s report with respect to financial statements for the applicable fiscal year, the compensation committee must certify the extent to which the performance goals were achieved as well as the calculation and determination of the incentive compensation to be paid to each participant under the Annual Incentive Plan.

With respect to equity compensation, the compensation committee determines whether and when to grant awards to NEOs based on its evaluation of the various factors discussed under “—Long-Term Incentive Compensation—Restricted Stock Awards” below. The NEOs have received five equity grants since our IPO, all of which were part of larger equity grants to eligible employees in various departments of the Company.

Peer Group Data

The compensation committee uses peer group data as a point of reference for designing our compensation programs and setting compensation levels. In 2017, the compensation committee reviewed comparative executive compensation data from a group of companies identified based on the selection criteria described below. The compensation committee does not use peer group data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

In developing the peer group, the compensation committee sought to include U.S.-headquartered companies within a similar industry and of a similar size as the Company. In particular, the compensation committee targeted software companies with comparable Software-as-a-Service business models and business software applications. The peer group companies were also identified based on the following financial criteria, with the objective of positioning Paycom approximately at the median of the peer group with respect to revenue and market capitalization.

Selection Criteria	Peer Group Target Financial Criteria
Revenue (12-month period)	$185 million—$675 million
Revenue Growth	> 20%
Market Capitalization	$1.6 million—$6.5 billion

Potential peer group companies were evaluated based on the most recent data available as of April 15, 2017. Companies that did not satisfy all of the selection criteria were nonetheless eligible to be included in the peer group based on alignment across all factors. With the assistance of Compensia, the compensation committee ultimately identified the following peer group, consisting of 17 companies.

Blackbaud	Pegasystems
Cornerstone OnDemand	Proofpoint
Ellie Mae	RealPage
Guidewire Software	RingCentral
HubSpot	Stamps.com
Imperva	Tyler Technologies
LogMeIn	Ultimate Software Group
Manhattan Associates	WageWorks
Paylocity Holding	Zendesk, Inc.

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Compensation Discussion and Analysis (continued)

Compensation Risk Assessment

The compensation committee has conducted its annual risk analysis of our compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices include an appropriate balance of short- and long-term incentives as well as fixed and variable features. We also believe that we have established reasonable payout scales and performance goals for Annual Incentive Plan awards and reasonable targets for restricted stock with market-based vesting conditions that are related to our enterprise value. We believe that these factors, combined with effective oversight by our Board of Directors, discourage excessive or inappropriate risk taking by executives or other employees with respect to matters that may affect compensation.

Cash Compensation

Base Salary

We provide base salaries to our NEOs to compensate them for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities. During 2017, each of our NEOs other than Mrs. Pezold was party to an employment agreement that sets forth a minimum base salary. No formulaic base salary increases are provided to such NEOs pursuant to the terms of their employment agreements. On an annual basis, our compensation committee reviews and evaluates, with input from our Chief Executive Officer (except with respect to his own compensation), the need for adjustment of the base salaries of our NEOs. The table below provides information regarding the base salary for each of our NEOs.

Name	2018 Base Salary(1) ($)	2017 Base Salary(2) ($)	2016 Base Salary(3) ($)	% Change 2018 vs. 2017	% Change 2017 vs. 2016
Chad Richison	654,546	629,371	605,165	4%	4%
Craig E. Boelte	343,780	330,558	317,844	4%	4%
Jeffrey D. York	433,140	416,469	400,451	4%	4%
Stacey Pezold	302,000	302,000	273,042	0%	11%
William X. Kerber III	N/A(4)	340,747	327,642	N/A	4%
(1)	Reflects base salary in effect as of July 1, 2017 other than Mr. Kerber (see footnote 4 below).
(2)	Reflects base salary in effect from July 1, 2016 through June 30, 2017.
(3)	Reflects base salary in effect from July 1, 2015 through June 30, 2016.
(4)	Mr. Kerber is not eligible for a 2018 salary due to his resignation in October 2017.

The salary increases from 2017 to 2018 were determined based on the compensation committee’s review (with input from Compensia) of compensation data regarding merit salary increases in the peer group, as well as each NEO’s salary relative to the salaries of named executive officers of such companies. The increase in Mrs. Pezold’s base salary from 2016 to 2017, on a percentage basis, was greater than the base salary increases for the other NEOs based in part on her competitive positioning at the time of the adjustment. The compensation committee viewed this increase as appropriate in light of her tenure and performance. Mrs. Pezold’s base salary from 2017 to 2018 did not increase, based in part on the shift in her position as the Company’s Chief Operating Officer to her current position as the Company’s Chief Learning Officer.

Annual Incentive Plan

Overview. Our stockholders approved the Annual Incentive Plan at the 2015 annual meeting. The purpose of the Annual Incentive Plan is to advance our interests and the interests of our stockholders by (i) providing certain employees, including the NEOs, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate and retain employees who have outstanding skills and abilities, and who achieve superior performance, and (iii) fostering

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Compensation Discussion and Analysis (continued)

accountability and teamwork throughout Paycom. The Annual Incentive Plan is intended to provide incentive compensation and is intended to comply with, or be exempt from, the requirements of Code Section 409A. The Annual Incentive Plan is administered by the compensation committee.

Participation in the Annual Incentive Plan is limited to those employees who are designated by the compensation committee (or by an officer who is duly authorized by the compensation committee). For each period selected by the compensation committee for payment of incentive compensation, referred to as a “performance period,” the compensation committee must (i) approve the participants eligible to receive performance-based awards under the Annual Incentive Plan, (ii) notify (or direct management to notify) each such participant in writing concerning his or her selection, (iii) select performance goals that are to be used for each participant and (iv) establish, in terms of an objective formula or standard for each participant, the amount of each award that may be earned if the threshold, target, and maximum achievement levels for each performance goal are achieved.

Awards under the Annual Incentive Plan are made based upon achievement of performance goals (consisting of individual performance goals, business unit performance goals, and/or company performance goals) relating to one or more “performance criteria,” such as revenues, revenue budget growth, customer growth, sales or earnings per share, and net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt, and the change in fair value of our interest rate swap (“Adjusted EBITDA”), among others.

Our ability to deduct incentive compensation paid under the Annual Incentive Plan may be limited by Code Section 162(m) to the extent that the incentive compensation is paid to a “covered employee” (as defined in Code Section 162(m)) and the total compensation paid by us to such covered employee for a taxable year exceeds $1,000,000. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. Under Code Section 162(m), a “covered employee” includes an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is our principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or our principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Code Section 162(m) for any tax year beginning on or after January 1, 2017.

2017 Performance Criteria. For purposes of the performance period that commenced January 1, 2017 and ended December 31, 2017, the compensation committee determined that each of Messrs. Richison, Boelte, York and Kerber would be eligible to receive performance-based awards under the Annual Incentive Plan. The awards granted under the Annual Incentive Plan for the 2017 performance period were determined based on the Company’s achievement of specified revenue goals, but subject to downward adjustment if the Company’s Adjusted EBITDA fell below a specified target.

The table below sets forth (i) the revenue amounts and growth rates that were established as the threshold, target and maximum achievement levels for the 2017 performance period and (ii) the payout percentage at each achievement level (the “Revenue Payout Percentage”).

Achievement Level	Total Revenues ($MM)	Revenue Growth (2017 vs. 2016)	Revenue Payout Percentage
Threshold Achievement	360.0	9.4%	0.00%
Target Achievement	423.0	28.5%	100.0%
Maximum Achievement	440.0	33.7%	200.0%

The Revenue Payout Percentage was not limited to the specific figures shown in the table above and, to the extent that our total revenues fell between threshold achievement and target achievement, the Revenue Payout Percentage was to be determined on the basis of straight-line interpolation applied on the change in performance between such achievement

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Compensation Discussion and Analysis (continued)

levels, such that the Revenue Payout Percentage would increase approximately 1.5873% for each $1.0 million of revenue growth over $360.0 million of total revenues for the 2017 performance period (i.e., there would be a 100% increase in Revenue Payout Percentage over the $63.0 million interval of revenue growth between threshold achievement and target achievement). To the extent that our total revenues fell between target achievement and maximum achievement, the Revenue Payout Percentage would increase 6.0% for each $1.0 million of revenue growth over $423.0 million, up to $439.0 million, and 4.0% for the $1.0 million increment of revenue between $439.0 million and $440.0 million.

For the 2017 performance period, the Revenue Payout Percentage was subject to downward adjustment by 5.0% for every $1.0 million (whole) that the Company’s Adjusted EBITDA for the year ended December 31, 2017 fell below $114.0 million, provided that the Revenue Payout Percentage could not be reduced by more than 75.0%.

In addition to establishing threshold, target and maximum achievement levels, the compensation committee established a target bonus percentage for each participant, which was expressed as a percentage of the participant’s base salary. For the 2017 performance period, the compensation committee set the target bonus percentage at 100% for each of Messrs. Richison and Boelte and at 75% for each of Messrs. York and Kerber. The amount payable to a participant under the Annual Incentive Plan for 2017 was determined by multiplying (i) the Revenue Payout Percentage by (ii) the participant’s target bonus percentage by (iii) the participant’s base salary.

2017 Annual Incentive Plan Bonuses. The table below sets forth (i) the potential amounts payable to each of Messrs. Richison, Boelte, York and Kerber under the Annual Incentive Plan based on achieving the threshold, target or maximum achievement level for the 2017 performance period and (ii) the actual amount paid to each such NEO for the 2017 performance period. Total revenues for the year ended December 31, 2017 were $433.0 million, representing 31.6% growth year-over-year. This revenue growth rate was between the target and maximum achievement levels established by the compensation committee for the 2017 performance period and, based on the methodology described above, the Revenue Payout Percentage was 160.282%. Adjusted EBITDA for the 2017 performance period exceeded $114.0 million and, as such, there was no downward adjustment of the Revenue Payout Percentage. We paid cash bonuses under the Annual Incentive Plan for the 2017 performance period in the first quarter of 2018.

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Amount Paid ($)
Chad Richison	—	629,371	1,258,743	1,008,768
Craig E. Boelte	—	330,558	661,116	529,825
Jeffrey D. York	—	312,352	624,704	500,644
William X. Kerber III(1)	—	255,561	511,121	—
(1)	Mr. Kerber was not eligible for a bonus in 2017 due to his resignation.

2018 Performance Criteria and Potential Payouts for 2018 Performance Period. For purposes of the performance period commencing January 1, 2018 and ending December 31, 2018, the compensation committee has determined that Messrs. Richison, Boelte and York are eligible to receive performance-based awards under the Annual Incentive Plan. Awards for the 2018 performance period will again be based on a formula that accounts for pre-established revenue targets and Adjusted EBITDA and the target bonus percentages for each of Messrs. Richison, Boelte and York remain at 100%, 100% and 75%, respectively.

The table below sets forth the potential amounts payable to Messrs. Richison, Boelte and York for the 2018 performance period under the Annual Incentive Plan based on achieving the threshold, target or maximum achievement level, as approved by the compensation committee.

Name	Threshold ($)	Target ($)	Maximum ($)
Chad Richison	—	654,546	1,309,092
Craig E. Boelte	—	343,780	687,560
Jeffrey D. York	—	324,855	649,710

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2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

The amounts disclosed are approximate. The actual award amounts will be based on actual performance and will be determined on a scale interpolated between revenue achievement levels, subject to downward adjustment based on our performance relative to a pre-established Adjusted EBITDA target.

Pezold Bonuses

2017 Bonus. For 2017, the compensation committee determined that, due to the nature of her role and responsibilities, annual revenue retention rate was an appropriate performance criterion for purposes of determining Mrs. Pezold’s annual cash bonus. Annual revenue retention rate, which is a metric that tracks the percentage of revenue that we retain from our existing clients, is not one of the performance criterion specifically identified in the Annual Incentive Plan. Accordingly, Mrs. Pezold’s cash bonus for the year ended December 31, 2017 was determined and awarded outside of the Annual Incentive Plan. The bonus amount that Mrs. Pezold was eligible to receive for 2017 was equal to the product of a payout percentage (which was tied to annual revenue retention rate), her target bonus percentage (expressed as a percentage of her base salary) and her base salary. To be consistent with the target bonus percentages for Messrs. York and Kerber, the compensation committee set Mrs. Pezold’s target bonus percentage for 2017 at 75%. The table below sets forth (i) the annual revenue retention rates that were established as the threshold, target and maximum achievement levels for 2017, (ii) the corresponding payout percentage at each achievement level and (iii) Mrs. Pezold’s potential bonus amount at each achievement level.

Achievement Level	Annual Revenue Retention Rate	Payout Percentage	Potential Bonus Amount ($)
Threshold Achievement	90%	70%	158,550
Target Achievement	93%	100%	226,500
Maximum Achievement	100%	170%	385,050

The potential payout percentages for Mrs. Pezold’s bonus were not limited to the specific figures shown in the table above and, to the extent that annual revenue retention rate fell between threshold achievement and target achievement, or between target achievement and maximum achievement, the payout percentage was to be determined on the basis of straight-line interpolation applied on the change in performance between such achievement levels. For each 1% increase in annual revenue retention rate, the payout percentage would increase 10%.

The annual revenue retention rate for the year ended December 31, 2017 was 91%. Based on the annual revenue retention rate performance goals established at the beginning of 2017, Mrs. Pezold received a cash bonus of $181,200, paid in the first quarter of 2018.

2018 Bonus. For 2018, the compensation committee has determined that it is appropriate to again use annual revenue retention rate as the performance criterion for determining Mrs. Pezold’s cash bonus, and to set Mrs. Pezold’s target bonus percentage at 75%. The table below sets forth the potential amounts payable to Mrs. Pezold for performance in 2018 based on achieving annual revenue retention rates at pre-established threshold, target and maximum levels. The payout amounts between the threshold, target and maximum achievement levels are determined on a linear scale based on each 1.0% increase in annual revenue retention rate.

Potential Bonus Amount ($)
Threshold	Target	Maximum
158,550	226,500	385,050

Recoupment for Restatements

The Annual Incentive Plan provides that in the event of a restatement of our financial statements, the compensation committee may recoup all or any portion of any incentive compensation paid under the Annual Incentive Plan to the extent that the amount of the incentive compensation based on such restated financial statements would have been lower. Mrs. Pezold’s bonuses are subject to similar recoupment (or “clawback”) provisions. See “Compensation of Executive Officers—Employment Agreements and Arrangements.”

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Compensation Discussion and Analysis (continued)

Long-Term Incentive Compensation

Overview

We believe that equity awards provide our NEOs with a strong link to our performance, create an incentive to achieve long-term performance goals and objectives and more closely align the interests of our NEOs and our stockholders. In 2014, we adopted the LTIP, which allows us to grant an array of equity-based incentive awards to our NEOs and other employees, contractors and outside directors. The purpose of the LTIP is to increase the interests of recipients of awards under the LTIP in our welfare, advance our interests by attracting and retaining qualified employees, outside directors and other persons providing services to us and provide a means through which we may attract able persons as employees, contractors and outside directors.

Restricted Stock Awards

From our IPO until April 2017, given that a majority of each NEO’s unvested shares of restricted stock were subject to time-based vesting conditions, all equity awards to NEOs were subject to market-based vesting conditions only. In April 2017, we granted additional equity awards to our NEOs, 70% of which included restricted stock subject to market-based vesting conditions and 30% of which included restricted stock with a two-year time-based vesting period. Such restricted stock awards were granted under the LTIP and are governed by the terms of restricted stock award agreements, which set forth the specific vesting conditions and terms regarding delivery of shares of Common Stock underlying the awards. The market-based shares of restricted stock issued to our NEOs vest or have vested upon our “total enterprise value” reaching certain predetermined thresholds. “Total enterprise value” is defined in the restricted stock award agreements and, subject to slight variations depending on the date of the award, is generally calculated based on the product of the average price of our Common Stock measured over 20 consecutive trading days and the number of shares outstanding (subject to certain adjustments), plus the principal amount of our outstanding funded indebtedness as of a specified date less the aggregate amount of our cash and cash equivalents as of such date. We believe that the reintroduction of equity awards with time-based vesting conditions provides a balanced approach to our compensation mix in light of the vesting events that have occurred under our previously granted performance-based equity awards, while also encouraging longevity, sustained performance and retention of our NEOs.

Upon a change in control (as defined in the LTIP), 100% of the shares of restricted stock not previously vested will vest if the award is not assumed by the surviving entity. Upon an NEO’s termination of service (as defined in the LTIP) as a result of his or her death or total and permanent disability (as defined in the LTIP), all shares of restricted stock not previously vested will immediately become vested in full. With respect to Mr. Richison only, if we terminate his employment without cause (as defined in his employment agreement), all unvested shares of restricted stock subject to market-based vesting conditions will remain outstanding and eligible for vesting for one (1) year following such termination of employment, and any shares of restricted stock that do not become vested within the one (1) year period immediately following the termination will be immediately forfeited and will cease to be outstanding.

We revised our form restricted stock award agreements in 2016 to provide that any cash dividends paid with respect to unvested shares of restricted stock will vest as the related restricted stock vests and will be paid to the NEO on the date the related restricted stock becomes vested. Each NEO has all rights of a stockholder of the Company with respect to his or her shares of restricted stock, including the right to vote the shares and the right to receive any dividends thereon.

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2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

The following table summarizes issuance and vesting activity during 2017 with respect to each NEO’s restricted stock awards. For purposes of this table, “TEV” refers to the Company’s total enterprise value, as defined in the applicable restricted stock award agreement.

Description of Event	Date	NEO	Number of Shares	Vesting Terms
		Chad Richison	140,000 issued	35% vest on the date, if any, that TEV reaches $4.15 billion; 35% vest on the date, if any, that TEV reaches $4.45 billion; 15% vest on 5/10/2018; 15% vest on 5/10/2019(1)
		Craig E. Boelte	40,000 issued
Restricted stock grant	4/26/2017	Jeffrey D. York	40,000 issued
		Stacey Pezold	10,000 issued
		William X. Kerber III	40,000 issued
Vesting triggered (shares withheld)		Chad Richison	70,000 vested (32,865 withheld)	TEV reached $3.5 billion, resulting in vesting of shares issued on 7/8/2015; Paycom withheld shares to satisfy tax withholding obligations
		Craig E. Boelte	20,000 vested (8,376 withheld)
	5/13/2017	Jeffrey D. York	20,000 vested (7,309 withheld)
		Stacey Pezold	20,000 vested (7,513 withheld)
		William X. Kerber III	20,000 vested (8,097 withheld)
Vesting triggered (shares withheld)		Chad Richison	70,000 vested (32,865 withheld)	TEV reached $3.9 billion, resulting in vesting of shares issued on 10/4/2016; Paycom withheld shares to satisfy tax withholding obligations
		Craig E. Boelte	20,000 vested (9,390 withheld)
	6/20/2017	Jeffrey D. York	20,000 vested (8,390 withheld)
		Stacey Pezold	20,000 vested (9,390 withheld)
		William X. Kerber III	20,000 vested (9,390 withheld)
Vesting triggered (shares withheld)		Chad Richison	49,000 vested (23,006 withheld)	TEV reached $4.15 billion, resulting in vesting of shares issued on 4/26/2017; Paycom withheld shares to satisfy tax withholding obligations
		Craig E. Boelte	14,000 vested (6,573 withheld)
	8/25/2017	Jeffrey D. York	14,000 vested (5,873 withheld)
		Stacey Pezold	3,500 vested (1,644 withheld)
		William X. Kerber III	14,000 vested (6,573 withheld)

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2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Description of Event	Date	NEO	Number of Shares	Vesting Terms
Vesting triggered (shares withheld)		Chad Richison	70,000 vested (32,865 withheld)	TEV reached $4.2 billion, resulting in vesting of shares issued on 10/4/2016; Paycom withheld shares to satisfy tax withholding obligations
		Craig E. Boelte	20,000 vested (9,390 withheld)
	9/7/2017	Jeffrey D. York	20,000 vested (8,390 withheld)
		Stacey Pezold	20,000 vested (9,390 withheld)
		William X. Kerber III	20,000 vested (9,390 withheld)
Vesting triggered (shares withheld)	10/13/2017	Chad Richison	49,000 vested (23,006 withheld)	TEV reached $4.45 billion, resulting in vesting of shares issued on 4/26/2017; Paycom withheld shares to satisfy tax withholding obligations
		Craig E. Boelte	14,000 vested (6,573 withheld)
		Jeffrey D. York	14,000 vested (5,873 withheld)
		Stacey Pezold	3,500 vested (1,644 withheld)
(1)	The NEO must be employed by or providing services to us on the applicable vesting date.

The compensation committee, in consultation with Compensia, determines the timing, number of shares of restricted stock and type of vesting conditions for awards to NEOs based on its evaluation of the following factors, among others:

•	recent vesting events;

•	value of equity awards that have previously vested;

•	value of unvested equity awards that remain outstanding;

•	vesting conditions for unvested equity awards that remain outstanding;

•	general market and economic conditions;

•	the need for the Company to motivate and/or re-incentivize NEOs in light of changes in the competitive environment; and

•	trends among our competitors and peers with respect to equity compensation practices.

In connection with a corporate reorganization completed in anticipation of our IPO, outstanding incentive units of Paycom Payroll Holdings, LLC (“ISUs”) were cancelled and replaced with shares of restricted stock issued under the LTIP. To replace their ISUs, the NEOs received shares of restricted stock with market- and time-based vesting conditions. All of the replacement shares that were subject to market-based vesting conditions vested in 2014 and 2015 but each NEO still holds a significant number of unvested shares of restricted stock that are subject to time-based vesting conditions through late 2018. The compensation committee recognizes that time-based awards provide an incentive for our NEOs to stay with Paycom and are an important retention tool. The compensation committee also believes that restricted stock awards with market-based vesting conditions, which link compensation with the value created for our stockholders, are an essential part of a comprehensive equity compensation package for our NEOs. In April 2016, given that a majority of each NEO’s unvested shares of restricted stock were subject to time-based vesting conditions, the compensation committee determined that it was appropriate to grant additional shares of restricted stock to each of the NEOs that would be subject to market-based vesting conditions only. Following the vesting of a significant portion of the NEOs’ market-based restricted stock, the compensation committee granted additional shares of restricted stock to each of the NEOs, subject to market-based vesting conditions only, in April 2016 and October 2016 (the “2016 Restricted Stock”).

In April 2017, the compensation committee determined to grant restricted stock with time-based vesting conditions in addition to restricted stock with market-based vesting conditions. The compensation committee concluded that the

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2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

appropriate mix would be 70% restricted stock with market-based vesting conditions and 30% restricted stock with time-based vesting conditions. On April 26, 2017, we issued 140,000 shares of restricted stock to Mr. Richison, 40,000 shares of restricted stock to each of Messrs. Boelte, York and Kerber and 10,000 shares of restricted stock to Mrs. Pezold, 35% of which would vest on the date that our total enterprise value reached $4.15 billion, 35% of which would vest on the date that our total enterprise value reached $4.45 billion, 15% of which will vest on May 10, 2018, and the remaining 15% of which will vest on May 10, 2019 (collectively, the “April 2017 Restricted Stock”).

As discussed above in “—Compensation Review and Determination—Compensation Mix,” our use of equity awards as part of our performance-based compensation program challenges our executives to increase stockholder value and compensates them in accordance with the extent that the specified result is achieved. In 2017, our total enterprise value reached each of the market-based vesting conditions for the 2016 Restricted Stock, as well as the market-based vesting conditions for the restricted stock granted to the NEOs in July 2015 (the “July 2015 Restricted Stock”), which resulted in the vesting of all of the 2016 Restricted Stock and the July 2015 Restricted Stock. In addition, our total enterprise value reached each of the market-based vesting conditions for the April 2017 Restricted Stock, which resulted in the vesting of the market-based portion of the April 2017 Restricted Stock in 2017.

Insider Trading Policy

Our insider trading policy includes a prohibition on shorts sales involving our Common Stock and requires that any employee (including the NEOs) or director wishing to enter into any hedging or similar transaction with respect to our securities must pre-clear such transaction with our Chief Financial Officer at least two weeks prior to, and must provide justification for, the proposed transaction.

Other Compensation Components and Considerations

Retirement Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, and a 401(k) plan. Our NEOs are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The compensation committee in its discretion may revise, amend or add to an NEO’s benefits and perquisites if it deems it advisable.

We maintain a 401(k) profit sharing plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Code Section 401 so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $18,000 for each of 2015, 2016 and 2017. Participants who are at least 50 years old can also make “catch-up” contributions, which in each of 2015, 2016 and 2017 was limited to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan equal to 100% of the first 1% of employees’ salary deferrals and 50% of employees’ salary deferrals between 2% and 6%, up to a maximum matching contribution of 3.5% of the salary deferrals for our employees. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Perquisites and Other Personal Benefits

We provided our NEOs with perquisites and other personal benefits in 2015, 2016 and 2017 that the compensation committee believed were reasonable and consistent with our overall compensation program. All of our NEOs are entitled to participate in a supplemental medical plan that provides for visits and benefits with private physicians and health professionals. Messrs. Richison, Boelte and York each receive a monthly automobile allowance. We also pay country club dues on behalf of Mr. Richison.

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2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

We previously owned a fractional interest in a corporate aircraft. We sold our interest in late 2016 and entered into a leasing arrangement for private air travel. Pursuant to his employment agreement, Mr. Richison is entitled to up to 25 hours per year of personal use of a corporate aircraft. Further, to fulfill his duties as Chief Executive Officer, Mr. Richison frequently uses the corporate aircraft when he travels on business. Such use of the corporate aircraft enhances Mr. Richison’s security and reduces his travel time, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel. In light of the increased security and efficiency, we believe such use is appropriate as part of a competitive compensation package.

On limited occasions, we also allow other NEOs to use the corporate aircraft for business travel. If space allows, we may permit the NEOs to bring family members or guests along on the trip. Because we pay for such business travel based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis.

In February 2017, the compensation committee approved the payment of a filing fee and related tax gross-up incurred in connection with a filing by Mr. Richison under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”). The HSR Act requires that at any time certain individuals will hold more than a specified amount of value in our stock, those individuals generally must make a filing under the HSR Act, unless the individual immediately exercises and sells the shares or another exception applies. Mr. Richison’s filing was required because, due to stock price appreciation and the acquisition of shares under the LTIP, the dollar value of shares held by Mr. Richison exceeded thresholds established under the HSR Act. Without this filing, Mr. Richison would not be able to participate in our LTIP and therefore, the board determined that it was appropriate for the Company to reimburse Mr. Richison for such expenses.

The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. Attributed costs, if any, of the personal benefits described above for the NEOs for the years ended December 31, 2017, 2016 and 2015 are included in the “All Other Compensation” column in “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2017, 2016 and 2015.”

Change in Control Arrangements

The change in control provisions in our employment agreements with certain NEOs are designed to reward executives for remaining employed with us during a time when their prospects for employment following a change in control may be uncertain. We choose to provide change in control protections to incentivize executives to remain focused on stockholders’ and clients’ interests during the period leading up to, and through, the change in control, and to maintain a stable executive team during the transition process. We believe such provisions are also helpful in retaining executives who may consider opportunities with other companies and may be helpful in the future for purposes of hiring executives from well-compensated positions in other companies. As disclosed under “Compensation of Executive Officers—Employment Agreements and Arrangements” and “Compensation of Executive Officers—Potential Payments upon Termination or Change in Control,” the employment agreements with our NEOs provide for payments upon the occurrence of a change in control that is followed by a change in the NEO’s status, reporting, duties or position that represents a demotion or diminution from such NEO’s prior status, which is also known as a “double-trigger” provision. The restricted stock award agreements with each NEO provide that upon a change in control (as defined in the LTIP), 100% of the shares of restricted stock not previously vested will vest if the award is not assumed by the surviving entity. Further, the LTIP provides that upon a change in control, we may cancel all awards granted under the LTIP upon (i) notice and a ten (10) day period during which the participant is permitted to purchase such shares of Common Stock subject to such awards or (ii) payment to the holder of an amount equal to a reasonable estimate of the difference between the fair market value of a share of stock underlying such award and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.

Accounting and Tax Effects

We consider the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our executives. We also consider the impact of federal tax laws on our compensation programs, including the deductibility of compensation paid to the NEOs, as limited by Code Section 162(m). We designed our compensation program with the intention that compensation paid in various forms may

37

2018 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

be eligible to qualify for deductibility under Code Section 162(m) to the extent the total compensation paid by us to a covered employee does not exceed $1,000,000 for a taxable year, although there may be exceptions for administrative or other reasons.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the compensation committee.

Jason D. Clark, Chairman

Henry C. Duques

J.C. Watts, Jr.*

*

Mr. Watts was appointed to the compensation committee in December 2017 and, as such, participated in the review and discussion of, and recommendation with respect to, the Compensation Discussion and Analysis.

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2018 PROXY STATEMENT

Compensation of Executive Officers

Summary Compensation Table for Fiscal Years Ended December 31,

2017, 2016 and 2015

The following table contains information regarding compensation that was paid to our NEOs for the fiscal years ended December 31, 2017, 2016 and 2015.

	Year	Salary ($)	Stock/ Unit Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Chad Richison(3) President and Chief Executive Officer	2017	641,959	7,283,990	(4)	1,008,768	444,166	(5)	9,378,883
	2016	618,199	7,700,000		1,044,273	205,370		9,567,842
	2015	601,321	3,430,000		1,110,394	204,667		5,346,382
Craig E. Boelte Chief Financial Officer	2017	337,169	2,081,140	(4)	529,825	31,149	(6)	2,979,283
	2016	324,690	2,200,000		548,472	30,751		3,103,913
	2015	316,947	980,000		583,200	32,067		1,912,214
Jeffrey D. York Chief Sales Officer	2017	424,810	2,081,140	(4)	500,644	30,808	(7)	3,037,402
	2016	409,087	2,200,000		518,264	31,258		3,158,609
	2015	404,530	980,000		566,693	32,615		1,983,838
Stacey Pezold(8) Chief Learning Officer	2017	293,869	520,285	(4)	181,200	10,547	(9)	1,005,901
	2016	288,632	2,200,000		163,826	13,275		2,665,733
	2015	275,809	980,000		154,552	10,403		1,420,764
William X. Kerber III(10) Former Chief Information Officer	2017	273,970	2,081,140	(4)	—	26,265	(11)	2,381,375
	2016	334,710	2,200,000		424,033	29,663		2,988,406
	2015	330,982	980,000		463,661	21,294		1,795,937
(1)

Amounts shown do not reflect compensation actually received by the NEOs. Rather, the amounts represent the aggregate grant date fair value of restricted stock granted to the NEO in 2015, 2016 and 2017, in each case computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 10, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 14, 2018.

(2)

Amounts shown represent bonuses earned by (i) each of Messrs. Richison, Boelte, York and Kerber based on the achievement of performance goals tied to revenue growth in 2015 and performance goals tied to revenue growth and Adjusted EBITDA in 2016 and 2017 and (ii) Mrs. Pezold based on the achievement of performance goals tied to annual revenue retention in 2015, 2016 and 2017. Bonuses paid to Messrs. Richison, Boelte, York and Kerber for 2015, 2016 and 2017 performance were determined in accordance with the terms of the Annual Incentive Plan. Mr. Kerber was not eligible for a bonus in 2017 due to his resignation. See “Compensation Discussion and Analysis—Cash Compensation” for additional information.

(3)

All amounts shown reflect compensation paid to Mr. Richison for his service as our President and Chief Executive Officer. Mr. Richison did not receive additional compensation for his service as a director or Chairman of the Board of Directors.

(4)

Represents the aggregate grant date fair value of shares of 2017 Restricted Stock issued to the NEO on April 26, 2017. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

(5)

Consists of (i) $233,000 for Mr. Richison’s HSR filing fee and related tax gross-up, (ii) $165,314 for Mr. Richison’s personal use of a corporate aircraft in accordance with the terms of his employment agreement, (iii) $23,431 in automobile lease payments, (iv) country club dues, (v) a retainer for a supplemental medical plan and (vi) Company contributions to a 401(k) profit sharing plan for the benefit of Mr. Richison. The incremental cost for personal use of corporate aircraft was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs (including variable fuel charges and a prorated portion of a monthly management fee). When using the corporate aircraft for business travel, if space allows, we may permit Mr. Richison to

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2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

bring family members or guests along on the trip. Because we pay for such use of the corporate aircraft based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits” and “—Employment Agreements and Arrangements.”

(6)	Consists of (i) $17,874 in automobile lease payments, (ii) a retainer for a supplemental medical plan and (iii) Company contributions to a 401(k) profit sharing plan for the benefit of Mr. Boelte.
(7)	Consists of (i) $18,014 in automobile lease payments, (ii) a retainer for a supplemental medical plan and (iii) Company contributions to a 401(k) profit sharing plan for the benefit of Mr. York.
(8)	Mrs. Pezold assumed the title of Chief Learning Officer in March 2017. She served as our Chief Operating Officer from March 2015 to March 2017.
(9)	Consists of a retainer for a supplemental medical plan and Company contributions to a 401(k) profit sharing plan for the benefit of Mrs. Pezold.
(10)

Mr. Kerber resigned as Chief Information Officer on October 9, 2017 and forfeited 50,261 shares of unvested restricted stock. Due to his resignation, Mr. Kerber was not eligible for a cash bonus in 2017.

(11)	Consists of (i) $13,657 in automobile lease payments, (ii) a retainer for a supplemental medical plan and (iii) Company contributions to a 401(k) profit sharing plan for the benefit of Mr. Kerber.

Narrative to the Summary Compensation Table

The amounts reported in the Summary Compensation Table, such as the amounts included in the “Salary” column and benefits and perquisites included in the “All Other Compensation” column, are described more fully under “Compensation Discussion and Analysis.” The amounts reported in the “Stock/Unit Awards” column represent the aggregate grant date fair value of shares of restricted stock granted as equity awards to each NEO during 2015, 2016 and 2017. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation.” The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent cash bonuses earned by (x) each of Messrs. Richison, Boelte, York and Kerber based on the achievement of performance goals tied to revenue growth in 2015 and performance goals tied to revenue growth and Adjusted EBITDA in 2016 and 2017 and (y) Mrs. Pezold based on the achievement of performance goals tied to annual revenue retention in 2015, 2016 and 2017. Mr. Kerber was not eligible for a bonus in 2017 due to his resignation. The amounts reported for Messrs. Richison, Boelte, York and Kerber for 2015, 2016 and 2017 were determined and paid pursuant to the terms of the Annual Incentive Plan. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan” and “Compensation Discussion and Analysis—Cash Compensation—Pezold Bonuses.”

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2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2017 Grants of Plan-Based Awards Table

The following table presents information regarding plan-based awards granted to our NEOs during the year ended December 31, 2017, consisting of equity grants under the LTIP and cash awards under the Annual Incentive Plan or other established cash incentive plan. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable for the 2017 performance period under the Annual Incentive Plan (with respect to Messrs. Richison, Boelte, York and Kerber) and another established cash incentive plan (with respect to Mrs. Pezold). See “Compensation Discussion and Analysis—Cash Compensation.” Amounts actually paid under the cash incentive plans for the 2017 performance period are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock Awards($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Chad Richison	n/a	(2)	—	629,371	1,258,743	—	—
	4/26/2017	(3)	—	—	—	49,000	2,473,030
	4/26/2017	(4)	—	—	—	49,000	2,292,220
	4/26/2017	(5)	—	—	—	42,000	2,518,740
Craig E. Boelte	n/a	(2)	—	330,558	661,116	—	—
	4/26/2017	(3)	—	—	—	14,000	706,580
	4/26/2017	(4)	—	—	—	14,000	654,920
	4/26/2017	(5)	—	—	—	12,000	719,640
Jeffrey D. York	n/a	(2)	—	312,352	624,704	—	—
	4/26/2017	(3)	—	—	—	14,000	706,580
	4/26/2017	(4)	—	—	—	14,000	654,920
	4/26/2017	(5)	—	—	—	12,000	719,640
Stacey Pezold	n/a	(6)	158,550	226,500	385,050	—	—
	4/26/2017	(3)	—	—	—	3,500	176,645
	4/26/2017	(4)	—	—	—	3,500	163,730
	4/26/2017	(5)	—	—	—	3,000	179,910
William X. Kerber III	n/a	(2)	—	255,561	511,121	—	—
	4/26/2017	(3)	—	—	—	14,000	706,580
	4/26/2017	(4)	—	—	—	14,000	654,920
	4/26/2017	(5)	—	—	—	12,000	719,640
(1)

Amounts represent the aggregate grant date fair value of restricted stock granted to each NEO in 2017 computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 10, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 14, 2018.

(2)

Represents possible payout amounts under the Annual Incentive Plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.” See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for actual amounts paid to each of Messrs. Richison, Boelte, York and Kerber under the Annual Incentive Plan for the 2017 performance period.

(3)

Represents shares of restricted stock that vested on August 25, 2017 when our TEV reached $4.15 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

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2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

(4)

Represents shares of restricted stock that vested on October 13, 2017 when our TEV reached $4.45 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

(5)	Represents shares of restricted stock that are subject to time-based vesting conditions. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”
(6)	Represents possible payout amounts based on Mrs. Pezold’s achievement of the performance goals described above in “Compensation Discussion and Analysis—Cash Compensation—Pezold Bonuses.”

Fiscal Year 2017 Outstanding Equity Awards At Fiscal Year-End Table

The following table lists all of the outstanding stock awards held by each of the NEOs on December 31, 2017 and provides the value of such stock awards based on the fair market value of our Common Stock as of December 29, 2017.

		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1) ($)
Chad Richison	1/1/2014	12,184	(2)	978,741
	4/26/2017	42,000	(3)	3,373,860
Craig E. Boelte	1/1/2014	12,131	(2)	974,483
	4/26/2017	12,000	(3)	963,960
Jeffrey D. York	1/1/2014	12,720	(4)	1,021,798
	4/26/2017	12,000	(3)	963,960
Stacey Pezold	1/1/2014	16,770	(5)	1,347,134
	4/26/2017	3,000	(3)	240,990
William X. Kerber III	—	—		—
	—	—		—
(1)

Amounts shown reflect the value of restricted stock calculated by multiplying the number of unvested shares of restricted stock by the closing price of our Common Stock on the NYSE on December 29, 2017, which was $80.33 per share.

(2)	Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest on October 13, 2018.
(3)	Represents shares of restricted stock subject to time-based vesting conditions, 50% of which are scheduled to vest on May 10, 2018 and 50% of which are scheduled to vest on May 10, 2019.
(4)	Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest on April 16, 2018.
(5)	Represents shares of restricted stock subject to time-based vesting conditions which are scheduled to vest as follows: (i) 12,726 shares on January 16, 2018; and (ii) 4,044 shares on October 13, 2018.

42

2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2017 Option Exercises and Stock Vested Table

The following table sets forth a summary of the shares of restricted stock that vested during the year ended December 31, 2017 for each of the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1) ($)
Chad Richison	614,871	40,046,547
Craig E. Boelte	134,329	9,257,490
Jeffrey D. York	134,918	9,022,820
Stacey Pezold	87,161	5,846,364
William X. Kerber III	108,199	7,169,964
(1)	Amounts shown reflect the value of restricted stock calculated by multiplying the number of shares that vested by the closing price of our Common Stock on the NYSE on the date of vesting.

Employment Agreements and Arrangements

On December 30, 2013, we entered into employment agreements with each of Messrs. Richison, Boelte and York, which were effective on January 1, 2014. We do not have a formal employment agreement with Mrs. Pezold. With the exception of base salary amounts, annual bonus potential and certain perquisites provided to Mr. Richison, the material terms of the employment agreements of Messrs. Richison, Boelte and York are substantially the same. The summary of the employment agreements below does not contain complete descriptions of all provisions of the employment agreements with Messrs. Richison, Boelte and York.

Under the employment agreements, each of Messrs. Richison, Boelte and York is entitled to receive a minimum base salary, subject to adjustment in the discretion of the compensation committee. See “Compensation Discussion and Analysis—Cash Compensation—Base Salary.”

The employment agreements provide that Messrs. Richison and Boelte are eligible to receive annual bonuses equal to 100% of their respective base salaries and Mr. York is eligible to receive annual bonuses equal to 75% of his base salary, with the amount of such bonus to be determined by our compensation committee in accordance with the plans, policies and procedures adopted by the compensation committee from time to time. The target bonus percentages described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan” reflect the terms of the employment agreements with respect to bonus eligibility. The compensation committee determined that Mrs. Pezold’s target bonus percentage for 2018 will be 75%, which is consistent with the target bonus percentages for Mr. York.

Each NEO is eligible to participate in, or receive benefits under, any plan or arrangement made available to our employees, including any health, dental, vision, disability, life insurance, 401(k), or other retirement programs in accordance with the terms and conditions of such plans or arrangements. Pursuant to their employment agreements, each of Messrs. Richison, Boelte and York is entitled to vacation time, a Company automobile and reimbursement of business expenses. Mrs. Pezold is also entitled to vacation time and reimbursement of business expenses. In addition, we have agreed to provide Mr. Richison limited use of a private aircraft and a country club membership. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits.”

In connection with the employment agreements, Messrs. Richison, Boelte and York agreed to confidentiality, noncompetition, noninterference and intellectual property protection provisions. Mrs. Pezold is also subject to similar confidentiality, noncompetition, noninterference and intellectual property protection obligations. Each employment agreement includes a clawback provision that provides that any compensation or benefits we pay to the applicable NEO, pursuant to his employment agreement or otherwise, is subject to recovery by us in accordance with Section 304 of the Sarbanes-Oxley Act of 2002 or any other clawback law or regulation applicable to such executive, if any, as amended from time to time. In addition, Mrs. Pezold has agreed to similar clawback provisions with respect to her bonuses.

43

2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

The employment agreements had initial terms of three (3) years following the consummation of our IPO and automatically renew for successive one (1) year periods, unless earlier terminated by us or the applicable NEO. The employment of each of Messrs. Richison, Boelte and York terminates upon death, disability, termination by us with or without “cause,” or termination by the applicable NEO with or without “good reason.” Each employment agreement provides that upon termination, the NEO is entitled to (i) payment of any earned but unpaid salary and accrued but unused vacation time and (ii) payment of any business expenses incurred but not reimbursed. In addition, if the NEO’s employment is terminated by us without cause or by the NEO with good reason, subject to the execution and return of a release of claims, such NEO is entitled to (i) continuation of his base salary for the length of the remaining “Restricted Period” following his termination, (ii) continuation of health insurance benefits for the length of the remaining Restricted Period, and (iii) a pro rata amount of the bonus such NEO would have earned as determined by the compensation committee for the year in which the termination occurred. For purposes of the employment agreements, the “Restricted Period” will end twelve (12) months following the NEO’s date of termination of employment.

Each of the employment agreements defines “cause” generally as (i) the repeated failure to perform such duties as are lawfully requested by the Chief Executive Officer (or in the case of Mr. Richison, the Board of Directors), (ii) the failure by the NEO to observe our material policies, (iii) gross negligence or willful misconduct in the performance of his duties, (iv) the material breach of employment or any non-competition, non-solicitation or similar restrictive agreement, (v) fraud, embezzlement, disloyalty or dishonesty with respect to Paycom, (vi) use of illegal drugs or repetitive abuse of other drugs or alcohol which interferes with the performance of his duties, or (vii) the commission of any felony or of a misdemeanor involving dishonesty, disloyalty or moral turpitude. Each of the employment agreements defines “good reason” as (i) any material reduction by us in the applicable NEO’s base salary without prior consent, (ii) following a change in control, any change in the NEO’s status, reporting, duties or position that represents a demotion or diminution from such NEO’s prior status, or (iii) any material breach by us of the employment agreement between us and the NEO; provided, that such NEO will not be deemed to have been terminated for “good reason” unless he delivers written notice to us specifying the alleged “good reason” within thirty (30) days after he learns of the circumstances giving rise to “good reason,” within thirty (30) days following delivery of such notice, we have failed to cure such circumstances and the NEO resigns within fifteen (15) days after the end of the cure period.

On December 30, 2013, simultaneously with the entry into the employment agreements with each of Messrs. Richison, Boelte and York, we entered into an employment agreement with Mr. Kerber, which was effective on January 1, 2014. With the exception of base salary amounts, annual bonus potential and certain perquisites provided to Mr. Richison, the material terms of the employment agreements of Messrs. Richison, Boelte, York and Kerber were substantially the same, as described in further detail above.

Effective October 9, 2017, Mr. Kerber resigned as Chief Information Officer, effective immediately. Mr. Kerber was not eligible for salary continuation, continuation of health benefits or a bonus in 2017 due to his resignation. In addition, upon Mr. Kerber’s resignation, 50,261 unvested shares of restricted stock previously granted to Mr. Kerber were forfeited. Mr. Kerber remains subject to certain non-competition, non-solicitation and confidentiality provisions for a period of 12 months after the date of his resignation.

44

2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

Potential Payments upon Termination or Change in Control

The table below presents the estimated value of payments and benefits that each NEO would have been entitled to receive if the specified triggering event had occurred on December 31, 2017. Amounts presented for the vesting of restricted stock are calculated based on the closing price of our Common Stock on the NYSE on December 29, 2017, which was $80.33 per share.

Name	Benefit	Death ($)		Disability ($)		Change in Control ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)
Chad Richison	Salary continuation	—		—		—		654,546	(1)	654,546	(1)
	Annual Incentive Plan bonus	1,008,768	(2)	1,008,768	(2)	1,008,768	(3)	1,008,768	(4)	1,008,768	(4)
	Continuation of health benefits	—		—		—		6,516	(5)	6,516	(5)
	Vesting of restricted stock	4,352,601	(6)	4,352,601	(7)	4,352,601	(8)	2,665,671	(9)	978,741	(10)
	Total	5,361,369		5,361,369		5,361,369		4,335,501		2,648,571
Craig E. Boelte	Salary continuation	—		—		—		343,780	(1)	343,780	(1)
	Annual Incentive Plan bonus	529,825	(2)	529,825	(2)	529,825	(3)	529,825	(4)	529,825	(4)
	Continuation of health benefits	—		—		—		6,986	(5)	6,986	(5)
	Vesting of restricted stock	1,938,443	(6)	1,938,443	(7)	1,938,443	(8)	974,483	(11)	974,483	(11)
	Total	2,468,268		2,468,268		2,468,268		1,855,074		1,855,074
Jeffrey D. York	Salary continuation	—		—		—		433,140	(1)	433,140	(1)
	Annual Incentive Plan bonus	500,644	(2)	500,644	(2)	500,644	(3)	500,644	(4)	500,644	(4)
	Continuation of health benefits	—		—		—		8,311	(5)	8,311	(5)
	Vesting of restricted stock	1,985,758	(6)	1,985,758	(7)	1,985,758	(8)	1,021,798	(11)	1,021,798	(11)
	Total	2,486,402		2,486,402		2,486,402		1,963,893		1,963,893
Stacey Pezold	Salary continuation	—		—		—		—		—
	Continuation of health benefits	—		—		—		—		—
	Vesting of restricted stock	1,588,124	(6)	1,588,124	(7)	1,588,124	(8)	1,347,134	(12)	—
	Total	1,588,124		1,588,124		1,588,124		1,347,134		—
(1)	Represents the value of the aggregate amount payable for continuation of base salary for 12 months following the date of termination of employment, per the terms of the NEO’s employment agreement.
(2)

The Annual Incentive Plan provides that upon death or disability during a performance period, the compensation committee may, in its sole discretion, pay the participant a pro-rated amount of the incentive compensation that would have been payable to such participant if he or she had remained employed, based on the number of days worked during the performance period. Nonetheless, the amount presented reflects the assumption that (i) the termination of service due to death or disability occurred on December 31, 2017 and, as such, the payment would not be subject to such compensation committee discretion, and (ii) the participant would

45

2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

have been entitled to the amount of incentive compensation payable based on actual results for the 2017 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(3)

The Annual Incentive Plan provides that in the event of a change in control (as defined in the Annual Incentive Plan), we must make a lump-sum cash payment to each participant equal to a pro-rated amount of the incentive compensation payable to such participant, calculated by multiplying the amount payable for target achievement by the percentage of the performance period completed prior to the change in control. Nonetheless, the amount presented reflects the assumption that (i) the change in control occurred on December 31, 2017 and, as such, the payment would not be subject to such proration, and (ii) the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2017 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(4)

The Annual Incentive Plan provides that if a participant’s employment is terminated during a performance period for any reason other than death or disability, the participant will immediately forfeit any right to receive any incentive compensation for such performance period. If the termination of employment occurs after the performance period has ended but prior to the date of actual payment, the participant will be entitled to payment of an amount not to exceed the amount set forth according to the terms of his or her award. Nonetheless, the amount presented reflects the assumption that the triggering event occurred on December 31, 2017, which is the end of the performance period, and, as such, the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2017 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(5)

Represents the value of the aggregate amount payable for continuation of health insurance benefits for 12 months following the date of termination of employment, per the terms of the NEO’s employment agreement.

(6)

With respect to unvested shares of restricted stock granted in 2014, the applicable restricted stock award agreement provides that such shares vest upon the NEO’s death only if the death occurs while the NEO is performing his duties and responsibilities for the Company. Upon the NEO’s death other than while performing his duties and responsibilities for the Company, the Board of Directors may accelerate the vesting of all or any portion of such restricted stock in its sole discretion. With respect to unvested shares of restricted stock granted in 2017, the applicable restricted stock award agreement provides that such shares vest 100% upon the NEO’s death. The amount presented represents the aggregate value of restricted stock that would accelerate upon the NEO’s death, assuming that either (i) the death occurs while the NEO is performing his duties and responsibilities for the Company or (ii) the Board of Directors exercises its discretion to accelerate the vesting of all unvested shares of restricted stock granted to such NEO in 2014.

(7)

With respect to unvested shares of restricted stock granted in 2014, upon the NEO’s termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of such restricted stock. With respect to unvested shares of restricted stock granted in 2017, the applicable restricted stock award agreement provides that such shares vest 100% upon the NEO’s termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement). The amount presented represents the aggregate value of restricted stock that would accelerate upon the NEO’s termination of service as a result of total and permanent disability, assuming that the Board of Directors exercises its discretion to accelerate the vesting of all unvested shares of restricted stock granted to such NEO in 2014.

(8)	The amount presented is calculated based on the assumption that the surviving entity does not assume the obligations under the equity award.
(9)

Mr. Richison’s restricted stock award agreements provide that upon a termination of service without cause (as defined in his employment agreement), unvested shares of restricted stock will remain eligible for vesting for a period of one year following such termination. Accordingly, the amount presented includes the value of restricted stock with time-based vesting conditions that is scheduled to vest before December 31, 2018.

(10)

With respect to unvested shares of restricted stock granted in 2014, Mr. Richison’s restricted stock award agreement provides that upon a termination of service by Mr. Richison for good reason (as defined in his employment agreement), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of such restricted stock. The amount presented reflects the assumption that the Board of Directors would exercise its discretion to accelerate the vesting of all unvested shares of restricted stock granted to Mr. Richison in 2014. All other unvested shares of restricted stock would be forfeited on the date of a termination of service by Mr. Richison for good reason.

(11)

With respect to unvested shares of restricted stock granted in 2014, the applicable restricted stock award agreements provide that upon a termination of service without cause (as defined in the NEO’s employment agreement) or by the NEO for good reason (as defined in the NEO’s employment agreement), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any

46

2018 PROXY STATEMENT

Compensation of Executive Officers (continued)

portion of any unvested restricted stock. The amount presented reflects the assumption that the Board of Directors would exercise its discretion to accelerate the vesting of all unvested shares of restricted stock granted to such NEO in 2014. All other unvested shares of restricted stock would be forfeited on the date of a termination of service without cause or by the NEO for good reason.

(12)

With respect to unvested shares of restricted stock granted in 2014, the applicable restricted stock award agreement provides that upon a termination of service without cause (as defined therein), the Board of Directors may, in its sole discretion, accelerate the vesting of all or any portion of any unvested restricted stock. The amount presented reflects the assumption that the Board of Directors would exercise its discretion to accelerate the vesting of all unvested shares of restricted stock granted to Mrs. Pezold in 2014. All other unvested shares of restricted stock would be forfeited on the date of a termination of service without cause.

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,628,245	(1)
Equity compensation plans not approved by security holders	—	—	—
(1)	Represents shares that are available for future issuance under the LTIP.

Fiscal Year 2017 Pay Ratio Disclosure

Overview

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Richison. The pay ratio is a reasonable estimate calculated in accordance with applicable SEC disclosure rules. Because of the estimates and adjustments that may be included in each company’s methodology, pay ratio disclosures may involve a degree of imprecision, and the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio disclosure.

Methodology

We selected gross wages during the 12-month period ended December 31, 2017 as the consistently-applied compensation measure for our pay ratio disclosure. This approach allowed us to include all elements of compensation (such as equity-based compensation, commissions and bonuses) while simplifying the process of gathering relevant information. This method also allowed us to consistently annualize compensation for those full-time, permanent employees whose employment began during 2017. Our employee population consisted of 2,548 employees, all of which are located within the United States. After annualizing gross wages, the wages were ranked from highest to lowest and the median employee was selected from this list. For this selection, we considered the gross wages for all employees, excluding Mr. Richison.

CEO Pay Ratio

Using the methodology described above, we determined that the median employee was a full-time, salaried, client relations representative located in a sales office and hired in 2017. We identified and calculated the elements of the median employee’s compensation using the same methodology reflected in the “Summary Compensation Table for Fiscal Years Ended December 31, 2017, 2016, and 2015,” resulting in an annualized total compensation for our median employee of $65,741. Based on this information, the 2017 ratio of annual total compensation of Mr. Richison to the median annual total compensation of all employees was 143 to 1.

47

2018 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.

Our Board of Directors and the compensation committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our NEOs as disclosed in this proxy statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

Although this vote is non-binding, the Board of Directors and the compensation committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation.

At the 2016 annual meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board of Directors considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. The next stockholder advisory vote to approve executive compensation will be held at the 2019 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for advisory approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

48

2018 PROXY STATEMENT

Certain Relationships and Related Party Transactions

Set forth below is a description of transactions since January 1, 2017 in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000 and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest.

Indemnification of Directors

We have entered and intend to continue to enter into indemnification agreements with our directors which, subject to certain exceptions, require us to indemnify such persons to the fullest extent permitted by applicable law, including indemnification against certain expenses, including attorneys’ fees, judgments, fines or penalties or other amounts paid in settlement in connection with any legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was our director, officer, employee, fiduciary or agent or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our express written request, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interest and, with respect to any criminal proceeding, in a manner in which such person would have had no reasonable cause to believe his conduct was unlawful. Subject to certain limitations, these indemnification agreements also require us to advance expenses to our directors in advance of the final disposition of any action or proceeding for which indemnification is required or permitted.

Review and Approval or Ratification of Transactions with Related Parties

We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, are not permitted to enter into a related party transaction with us, in which the amount involved exceeds $120,000, without the prior review and approval of our audit committee. In approving or rejecting any such proposal, our audit committee will consider all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction. The transactions with directors described above were either approved or ratified in accordance with the terms of this policy.

49

2018 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 14, 2018, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our Director Nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 59,064,445 shares of Common Stock outstanding at March 14, 2018, which includes unvested shares of restricted stock.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	%
5% Stockholders:
Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	6,865,960	11.62%
FMR LLC(3) 245 Summer Street Boston, MA 02210	5,419,145	9.17%
Brown Capital Management, LLC(4) 1201 N. Calvert Street Baltimore, MD 21202	4,425,157	7.49%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	3,975,115	6.73%
Ernest Group, Inc.(6)	3,670,999	6.22%
BlackRock, Inc.(7) 55 E. 52nd Street New York, NY 10055	3,126,924	5.29%
SMALLCAP World Fund, Inc.(8) 6455 Irvine Center Drive Irvine, CA 92618	3,031,716	5.13%

50

2018 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	%
Non-Employee Directors:
Jason D. Clark(9)	3,329	*
Henry C. Duques(10)	1,963	*
Robert J. Levenson(11)	147,895	*
Janet B. Haugen	—	*
Frederick C. Peters II(12)	22,645	*
J.C. Watts, Jr(13)	1,963	*
Named Executive Officers:
Chad Richison(14)	8,004,360	13.55%
Craig E. Boelte(15)	395,744	*
Jeffrey D. York(16)	900,198	1.53%
Stacey Pezold(17)	113,983	*
All directors and current executive officers as a group (10 persons)	9,592,080	16.24%
*	Less than one percent of Common Stock outstanding.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.
(2)

Amount reported is based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2018 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”), as a result of CMRC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The filing reports that Capital World has sole voting and sole dispositive power with respect to 6,865,960 shares of Common Stock.

(3)

Amount reported is based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC (“FMR”) on its own behalf and on behalf of certain of its subsidiaries and affiliates. The filing reports that FMR has sole voting power with respect to 1,061,221 shares of Common Stock and sole dispositive power with respect to 5,419,145 shares of Common Stock.

(4)

Amount reported is based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2018 by Brown Capital Management, LLC (“Brown”) as a result of its serving as investment manager for various investment advisory clients. The filing reports that Brown has sole voting power with respect to 2,773,756 shares of Common Stock and sole dispositive power with respect to 4,425,157 shares of Common Stock.

(5)

Amount reported is based on the Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of certain subsidiaries. The filing reports that Vanguard is the beneficial owner of 3,975,115 shares of Common Stock and has sole voting power with respect to 94,935 shares of Common Stock, sole dispositive power with respect to 3,874,455 shares of Common Stock, shared voting power with respect to 9,200 shares of Common Stock, and shared dispositive power with respect to 100,660 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 91,460 shares of Common Stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 12,675 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(6)

Ernest Group, Inc. (“Ernest Group”) is a private corporation owned by Mr. Richison and certain trusts for the benefit of Mr. Richison’s children, for which Mr. Richison serves as trustee. Mr. Richison is also the sole director of Ernest Group. Mr. Richison may be deemed to beneficially own the shares of Common Stock owned by Ernest Group. Mr. Richison disclaims beneficial ownership of the securities owned by Ernest Group, except to the extent of his pecuniary interest therein.

(7)

Amount reported is based on the Schedule 13G filed with the SEC on February 1, 2018 by BlackRock, Inc. (“BlackRock”) on its own behalf and on behalf of certain subsidiaries. The filing reports that BlackRock has sole voting power with respect to 3,029,532 shares of Common Stock and sole dispositive power with respect to 3,126,924 shares of Common Stock.

(8)

Amount reported is based on the Schedule 13G filed with the SEC on February 14, 2018 by SMALLCAP World Fund, Inc. (“SMALLCAP”). The filing reports that SMALLCAP is the beneficial owner of 3,031,716 shares of Common Stock and, under certain circumstances, may vote the shares of the fund. The filing reports that such shares may also be reflected in a filing made by Capital Research Global Investors, Capital International Investors, and/or Capital World.

51

2018 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

(9)	Includes 2,500 unvested shares of restricted stock.
(10)	Includes 1,856 unvested shares of restricted stock.
(11)

Includes 15,000 shares of Common Stock owned by Lenox Capital and 1,645 unvested shares of restricted stock. Mr. Levenson is the managing member of Lenox Capital. Mr. Levenson disclaims beneficial ownership of the securities owned by Lenox Capital, except to the extent of his pecuniary interest therein.

(12)	Includes 1,645 unvested shares of restricted stock.
(13)	Includes 1,856 unvested shares of restricted stock.
(14)

Includes 3,670,999 shares of Common Stock owned by Ernest Group, 229,135 shares of Common Stock owned by The Ruby Group, Inc. (“The Ruby Group”) and 166,184 unvested shares of restricted stock. See note (4) regarding Mr. Richison’s relationship with Ernest Group. Mr. Richison is the sole director and sole shareholder of The Ruby Group and may be deemed to beneficially own the shares of Common Stock owned by The Ruby Group. Subsequent to the Record Date, on March 23, 2018, an additional 49,000 shares of restricted stock held by Mr. Richison vested pursuant to market-based vesting conditions. After giving effect to the withholding of 21,732 shares by the Company to satisfy tax withholding obligations, Mr. Richison held a total of 7,982,628 shares of Common Stock.

(15)

Includes 56,131 unvested shares of restricted stock. Subsequent to the Record Date, on March 23, 2018, an additional 14,000 shares of restricted stock held by Mr. Boelte vested pursuant to market-based vesting conditions. After giving effect to the withholding of 6,209 shares by the Company to satisfy tax withholding obligations, Mr. Boelte held a total of 389,535 shares of Common Stock.

(16)

Includes 56,720 unvested shares of restricted stock, 713,231 shares of Common Stock owned by JCY Holdings, LP (“JCY Holdings”) and 22,000 shares of Common Stock owned by the York Charitable Remainder Unitrust (the “York Trust”). The general partner of JCY Holdings is JCY General LLC (“JCY General”) and the limited partners of JCY Holdings are Mr. York and his spouse. Each of Mr. York and his spouse owns 50% of the membership interests of JCY General. The York Trust is a charitable remainder trust of which Mr. York and his spouse are co-trustees and of which Mr. York and his spouse are beneficiaries. Mr. York continues to report beneficial ownership of all of the PAYC common stock held by the Trust but disclaims beneficial ownership except to the extent of his and his spouse’s pecuniary interest therein. Subsequent to the Record Date, on March 23, 2018, an additional 14,000 shares of restricted stock held by Mr. York vested pursuant to market-based vesting conditions. After giving effect to the withholding of 5,509 shares by the Company to satisfy tax withholding obligations, Mr. York held a total of 894,689 shares of Common Stock.

(17)

Includes 13,044 unvested shares of restricted stock and 1,050 shares of Common Stock held in individual retirement accounts for the benefit of Mrs. Pezold’s spouse. Mrs. Pezold may be deemed to beneficially own the shares of Common Stock held in such accounts. Subsequent to the Record Date, on March 23, 2018, an additional 2,625 shares of restricted stock held by Mrs. Pezold vested pursuant to market-based vesting conditions. After giving effect to the withholding of 771 shares by the Company to satisfy tax withholding obligations, Mrs. Pezold held a total of 113,212 shares of Common Stock.

52

2018 PROXY STATEMENT

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports so filed. Based solely on a review of copies of such reports received, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were timely met.

Submission of Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2019 proxy statement. In order to be considered for inclusion in our 2019 proxy statement, a stockholder proposal must satisfy the requirements of Rule 14a-8 and be timely received. To be timely, any proposal must be received by us at our principal executive offices at or before the close of business (5:00 p.m. local time) on November 30, 2018. If we hold our next annual meeting of stockholders on a date that is more than 30 days from the anniversary of the Annual Meeting, any stockholder proposal must be received a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We strongly encourage any stockholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

In addition, stockholders wishing to nominate a candidate for election to the Board of Directors or propose any business to be presented directly at the 2019 annual meeting of stockholders (rather than by inclusion in next year’s proxy statement) must follow the submission criteria and deadlines set forth in our amended and restated bylaws. Pursuant to the advance notice provisions of the amended and restated bylaws, we must receive notice at our principal executive offices of any nomination or stockholder proposal to be presented directly at the 2019 annual meeting of stockholders no earlier than the close of business on December 31, 2018 and no later than the close of business on January 30, 2019. If the date of the 2019 annual meeting of stockholders is more than 30 days before or 70 days after the one year anniversary of the Annual Meeting, such nomination or proposal must be received on or before the later of (i) the close of business on the 90th day prior to the 2019 annual meeting and (ii) the close of business on the 10th day following the date of public disclosure of the 2019 annual meeting date. In each case, the notice must include the information specified in our amended and restated bylaws. We will not entertain any nominations or proposals that do not meet the requirements set forth in our amended and restated bylaws. To request a copy of our amended and restated bylaws, stockholders should contact Investor Relations. See “—Additional Information.” We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a nomination or proposal.

Other Business

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Financial Statements

A copy of the Form 10-K filed with the SEC on February 14, 2018 is contained within the 2017 Annual Report delivered with this proxy statement. The Form 10-K includes our financial statements for the year ended December 31, 2017. Copies of the Form 10-K and 2017 Annual Report are also posted on our website at investors.paycom.com. If you have not received or do not have access to the 2017 Annual Report, please contact our Investor Relations department at (855) 603-1620 or investors@paycom.com and we will send a copy to you without charge. You may also send a written request to Paycom Software, Inc., Attn: Investor Relations, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

53

2018 PROXY STATEMENT

Other Matters (continued)

Additional Information

Visit our main website at www.paycom.com for more information about Paycom and our products. Our Investor Relations website at investors.paycom.com contains stock information, earnings call webcasts, annual reports, corporate governance and historical financial information, and links to our SEC filings.

For questions regarding:	Contact:
Annual Meeting	Investor Relations Phone:(855) 603-1620 Email: investors@paycom.com Mail: Paycom Software, Inc. Attn: Investor Relations 7501 W. Memorial Road Oklahoma City, Oklahoma 73142
Stock ownership

If you are a stockholder of record:

    American Stock Transfer & Trust Company, LLC

        Phone: (800) 937-5449 or (718) 921-8124

        Email: info@astfinancial.com

If you hold shares in street name:

    Your broker, bank or other nominee

Voting	The Proxy Advisory Group, LLC Phone: (212) 616-2180

If you would like to communicate with our Board of Directors, please refer to the procedures described in “Corporate Governance—Communications with the Board of Directors.”

54

paycom

7501 W. MEMORIAL ROAD
OKLAHOMA CITY, OK 73142

800.580.4505 | 405.722.6900
PAYCOM.COM

ANNUAL MEETING OF STOCKHOLDERS OF

PAYCOM SOFTWARE, INC.

Date:	April 30, 2018
Time:	11:00 a.m. (Central Daylight Time)
Place:	Gaillardia, 5300 Gaillardia Blvd., Oklahoma City, OK 73142

Please make your marks like this: ☒ Use dark black pencil or pen only

1:	Election of Class II Directors				Directors Recommend
		For		Withhold	ä
	01 Robert J. Levenson	☐		☐	For
	02 Frederick C. Peters II	☐		☐	For
		For	Against	Abstain
2:	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018; and	☐	☐	☐	For
3:	Advisory vote to approve compensation of named executive officers.	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be

completed for your instructions to be executed.

Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please include title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of Paycom Software, Inc.

to be held on Monday, April 30, 2018

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To www.proxypush.com/PAYC		866-217-7028
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Chad Richison and Craig Boelte, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Paycom Software, Inc., which the undersigned is entitled to vote as of the record date, March 14, 2018, at the Annual Meeting of Stockholders and any adjournment or postponement thereof, upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR BOTH DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

All votes must be received by 5:00 P.M., Eastern Time, April 27, 2018.*

*  If you hold shares in an account through AST Equity Plan Solutions (i.e., shares acquired under the Paycom Software, Inc. Employee Stock Purchase Plan or awarded under the LTIP), your voting instructions for such shares must be received by 5:00 P.M., Eastern Time, April 25, 2018.

PROXY TABULATOR FOR PAYCOM SOFTWARE, INC. P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Paycom Software, Inc.

Annual Meeting of Stockholders

April 30, 2018, 11:00 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Chad Richison and Craig Boelte (the “Named Proxies”) and each or either of them as proxies for the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of Paycom Software, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Gaillardia, 5300 Gaillardia Blvd., Oklahoma City, OK 73142, on Monday, April 30, 2018 at 11:00 a.m. (CDT) and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” both director nominees and “FOR” proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The Named Proxies cannot vote your shares unless you sign and return this card.